UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
FIGS, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 7, 2023
1:30 p.m. (Pacific time)

April 25, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of FIGS, Inc. at 1:30 p.m. Pacific time, on Wednesday, June 7, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 9 of the Proxy Statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,
Catherine Spear
Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	6

PROXY STATEMENT	7
Proposals	7
Recommendations of the Board	8
Information About This Proxy Statement	8

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS	9

PROPOSALS TO BE VOTED ON	13
Proposal 1: Election of Directors	13
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	18
Report of the Audit Committee of the Board of Directors	19
Independent Registered Public Accounting Firm Fees and Other Matters	20
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)	21
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of the Future Advisory Votes on the Compensation of our Named Executive Officers	22

EXECUTIVE OFFICERS	23

CORPORATE GOVERNANCE	24
General	24
Board Composition	24
Voting Agreement	26
Director Independence	26
Controlled Company Exemption	26
Executive Sessions	26
Director Candidates	26
Investor Outreach	27
Communications from Interested Parties	27
Board Leadership Structure and Role in Risk Oversight	28
Code of Business Conduct and Ethics	28
Anti-Hedging Policy	28
Attendance by Members of the Board of Directors at Meetings	29
Corporate Responsibility	29

COMMITTEES OF THE BOARD	33
Audit Committee	33
Compensation Committee	33
Nominating and Corporate Governance Committee	34

EXECUTIVE COMPENSATION	35
Compensation Discussion and Analysis	35
Executive Compensation Tables	43
Summary Compensation Table	43
Grants of Plan-Based Awards in Fiscal 2022	44
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	44
Outstanding Equity Awards at Fiscal Year-End Table	45
Option Exercises and Stock Vested in Fiscal 2022	47
Potential Payments Upon Termination or Change in Control	47
Pay Versus Performance Table	50
CEO Pay Ratio	53
Compensation Risk Assessment	53
DIRECTOR COMPENSATION	54

EQUITY COMPENSATION PLAN INFORMATION	56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	60

STOCKHOLDERS’ PROPOSALS	61

OTHER MATTERS	62

SOLICITATION OF PROXIES	62

FIGS’ ANNUAL REPORT ON FORM 10-K	63

APPENDIX	A-1

FIGS, INC.
2834 Colorado Avenue, Suite 100
Santa Monica, California 90404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 7, 2023

The Annual Meeting of Stockholders (the “Annual Meeting”) of FIGS, Inc., a Delaware corporation (the “Company”), will be held at 1:30 p.m. Pacific time on Wednesday, June 7, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FIGS2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•To elect Heather Hasson, Kenneth Lin and Michael Soenen as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
•To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Holders of record of our Class A common stock and Class B common stock as of the close of business on April 12, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose that is relevant to the meeting by sending an email to legal@wearfigs.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will help ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
Todd Maron
Chief Legal Officer and Secretary
Santa Monica, California
April 25, 2023

FIGS, INC.
2834 Colorado Avenue, Suite 100
Santa Monica, California 90404

PROXY STATEMENT

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of FIGS, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 7, 2023 (the “Annual Meeting”), at 1:30 p.m. Pacific time, and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We believe the virtual meeting technology provides expanded stockholder access while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FIGS2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of our capital stock, composed of Class A common stock, $0.0001 par value per share, and Class B common stock, $0.0001 par value per share (together, “Common Stock”), as of the close of business on April 12, 2023 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock entitles its holder to one vote per share on all matters presented to our stockholders generally, and each share of Class B common stock entitles its holder to twenty votes per share on all matters presented to our stockholders generally. As of the Record Date, there were 159,609,200 shares of Class A common stock and 7,482,014 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 51.6% and 48.4% of the voting power of our Common Stock, respectively.
This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about April 25, 2023 to our stockholders on the Record Date.
In this Proxy Statement, “FIGS,” “Company,” “we,” “us” and “our” refer to FIGS, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 7, 2023
This Proxy Statement and our 2022 Annual Report to Stockholders are available at http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:

1.To elect Heather Hasson, Kenneth Lin and Michael Soenen as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and
5.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

•FOR the election of Heather Hasson, Kenneth Lin and Michael Soenen as Class II Directors;
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
•ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this Proxy Statement. You are viewing or have received these proxy materials because FIGS’ Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, FIGS is making this Proxy Statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about April 25, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
1.Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 12, 2023. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our Class A common stock is entitled to one vote for all matters before the Annual Meeting and each outstanding share of our Class B common stock is entitled to twenty votes for all matters before the Annual Meeting. Holders of Class A common stock and holders of Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. At the close of business on the Record Date, there were 159,609,200 shares of Class A common stock and 7,482,014 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 51.6% and 48.4% of the total voting power of our Common Stock, respectively.
2.What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
3.Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
4.How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
5.Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are a FIGS stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/FIGS2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 1:30 p.m. Pacific time / 4:30 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:15 p.m. Pacific time / 4:15 p.m. Eastern Time, and you should allow ample time for the check-in procedures.
6.What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.
7.What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
8.How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m. Pacific time / 11:59 p.m., Eastern time, on June 6, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
9.Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of FIGS prior to or at the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
10.Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
11.What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 8 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
12.Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
13.Why hold a virtual meeting?
We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/FIGS2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
14.What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/FIGS2023.
15.Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than one question. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•in excess of the one question limit;
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

16.How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.	The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.	Abstentions and broker non-votes will have no effect.
17.What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on any of the other proposals before the Annual Meeting.
18.What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. Proposals 1, 3 and 4 are non-routine matters. Broker non-votes count for purposes of determining whether a quorum is present.
19.Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
At the Annual Meeting, three (3) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have eight (8) directors on our Board. The Board has nominated our current Class II Directors, Heather Hasson, Kenneth Lin and Michael Soenen for re-election at the Annual Meeting.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose current term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Catherine Spear and Sheila Antrum; the current Class II Directors are Heather Hasson, Kenneth Lin and Michael Soenen; and the current Class III Directors are A.G. Lafley, Jeffrey Wilke and J. Martin Willhite.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of preferred stock to elect directors and subject to the terms of the Voting Agreement (as defined below), the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms ensures continuity from year to year and may delay or prevent a change of our management or a change in control of our Company. Subject to the rights of the holders of any series of preferred stock to elect directors and the rights granted pursuant to the Voting Agreement (as defined below), our directors may be removed only for cause by the affirmative vote of the holders of a majority of our outstanding voting stock entitled to vote in the election of directors, voting together as a single class.
In connection with our initial public offering (“IPO”) of our Class A common stock in May 2021, we entered into a voting agreement (the “Voting Agreement”) with our co-founders, Ms. Hasson and Ms. Spear, Tulco, LLC (“Tulco”) and certain related persons and trusts, pursuant to which such parties have agreed to take all necessary action to include each of Ms. Hasson, Ms. Spear and the Tulco Director (as defined in the Voting Agreement) in the slate of nominees nominated by the Board for the applicable class of directors for election or re-election by the stockholders of the Company and to vote, or cause to vote, all of their outstanding shares of our Common Stock for the election of Ms. Hasson, Ms. Spear and, for so long as Tulco and its permitted transferees (as defined in the Company’s Amended and Restated Certificate of Incorporation) maintains a specified percentage of ownership of our outstanding Common Stock, the Tulco Director, at any annual or special meeting of stockholders at which directors are elected, as applicable. On March 21, 2022, the existing parties to the Voting Agreement entered into an amendment and joinder with Thomas Tull, the founder, chairman and chief executive officer of Tulco, and his family trust (the “Tull Parties”), under which the Tull Parties were acknowledged as permitted transferees under the Voting Agreement and joined as parties to the Voting Agreement, with the same rights and obligations as the other investor parties thereto. Pursuant to the Voting Agreement, Ms. Spear, Ms. Hasson and J. Martin Willhite (the current Tulco Director) have been designated as directors of the Board, serving as Class I, II and III directors, respectively. In accordance with the Voting Agreement, the Board has nominated Ms. Hasson for election as a Class II Director at the Annual Meeting. As a result of the Voting Agreement and the aggregate voting power of the parties thereto, we expect that the parties acting together will control the election of directors of the Company. For more information, see “Corporate Governance—Voting Agreement” and “—Controlled Company Exemption” below.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. In the event that any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees named below has consented to being named in this Proxy Statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the below Class II Director nominees.

Nominees For Class II Director (terms to expire at the 2026 Annual Meeting):
The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with FIGS
Heather Hasson	41	2013	Director, Co-Founder and Executive Chair
Kenneth Lin	47	2022	Director
Michael Soenen	53	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the Annual Meeting are as follows:
Heather Hasson
Ms. Hasson co-founded our company and serves as the Executive Chair of our Board. Ms. Hasson previously served as our Co-Chief Executive Officer until August 2022. Prior to co-founding FIGS, Ms. Hasson was an entrepreneur, having served as founder and CEO of Heather Hasson bags, a high-end bag line, and FIGS Ties, a tie and scarf company. Since January 2021, Ms. Hasson also has served as a member of the board of directors of G Squared Ascend I Inc. and G Squared Ascend II Inc., two blank check companies, and as a member of the board of directors of RxArt, a non-profit whose mission is to help children heal through the extraordinary power of visual art. Ms. Hasson holds a B.A. in Political Science from the University of Wisconsin-Madison. We believe that Ms. Hasson is qualified to serve as a member of our Board based on her experience in the apparel industry and the knowledge of our company she brings as our co-founder and Executive Chair.
Kenneth Lin
Mr. Lin has served as a member of our Board since April 2022. Mr. Lin has served as the Chief Executive Officer of Credit Karma, a consumer finance company that he founded and that was acquired by Intuit in 2020, since March 2007. He previously founded Multilytics Marketing, a data driven marketing agency and has served as a member of the board of trustees at Boston University since December 2021. Mr. Lin holds a B.A. in Economics and Mathematics from Boston University and was selected to join the Aspen Institute’s Henry Crown Fellows in 2018. We believe that Mr. Lin is qualified to serve as a member of our Board due to his extensive leadership, technology and internet company experience.
Michael Soenen
Mr. Soenen has served as a member of our Board since May 2021. From 2015 through 2020, Mr. Soenen served as a member of the Investment Committee and Co-Head of Operations Group at Valor Equity Partners L.P., an investment firm. Before that, from 1997 to 2008, Mr. Soenen served in roles of increasing responsibility at FTD Group, Inc., a provider of floral and specialty gift products, including as President, Chief Executive Officer and Chairperson from 2004 to 2008. Mr. Soenen also currently serves on the boards of directors of several privately-held companies. Mr. Soenen holds a B.A. in Economics from Kalamazoo College. We believe that Mr. Soenen is qualified to serve as a member of our Board based on his broad leadership, operational and transactional experience.

Continuing members of the Board of Directors:
Class I Directors (terms to expire at the 2025 Annual Meeting)
The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with FIGS
Catherine Spear	39	2013	Director, Co-Founder and Chief Executive Officer
Sheila Antrum	64	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Catherine Spear
Ms. Spear co-founded our company and serves as our Chief Executive Officer and as a member of our Board. Prior to co-founding FIGS, Ms. Spear served as an associate at the Blackstone Group Inc, a leading global alternative investment business, in the firm’s hedge fund group. Ms. Spear began her career at Citigroup Global Markets Inc., where she spent four years in its investment banking and private equity divisions. From August 2020 to July 2021, Ms. Spear also served as a member of the board of directors of One, a blank check company. Ms. Spear holds a B.A. in Economics from Tufts University and an M.B.A. from Harvard Business School. She was also selected to join the Aspen Institute’s Henry Crown Fellows in 2018. We believe that Ms. Spear is qualified to serve as a member of our Board based on the perspective and experience she brings as our co-founder and Chief Executive Officer.
Sheila Antrum
Ms. Antrum has served as a member of our Board since May 2021. Since 2007, Ms. Antrum has served in roles of increasing responsibility at the University of California, including serving as the Senior Vice President and Chief Operating Officer of UCSF Health since August 2017, UCSF Health President-Adult Services since September 2015 and the Chief Nursing Officer of UCSF Medical Center from September 2007 to 2017 and again as interim Chief Nursing Officer from 2019 to 2020. Before that, from 2003 to 2007, Ms. Antrum served as the Chief of Ambulatory Operations and Associate Director of Clinical Cancer Center Operations at the University of California San Diego Medical Center. Ms. Antrum also has served on the board of directors of Integer Holdings Corporation since February 2021. Ms. Antrum holds a B.A. of Science in Nursing from Hampton University and a Master’s in Health Services Administration from the University of Michigan School of Public Health. We believe Ms. Antrum is qualified to serve as a member of our Board based on her extensive leadership experience in the healthcare industry.
Class III Directors (terms to expire at the 2024 Annual Meeting)
The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with FIGS
A.G. Lafley	75	2022	Director
Jeffrey Wilke	56	2022	Director
J. Martin Willhite	52	2019	Director

The principal occupations and business experience, for at least the past five years, of the Class III Directors are as follows:
A.G. Lafley
Mr. Lafley has served as a member of our Board since April 2022. Mr. Lafley served in various positions at The Procter & Gamble Company from 1977 to June 2016, including as its President, Chief Executive Officer and as a member of the board of directors from June 2000 until June 2009 and again from May 2013 to October 2015. He also served as Chairman of the Board from July 2002 through February 2010 and again from May 2013 through June 2016. From April 2010 to May 2013, Mr. Lafley served as a consultant and as a Senior Adviser at Clayton, Dubilier & Rice, LLC, a private equity firm. Mr. Lafley served as a member of the board of directors of Snap Inc. from July 2016 to December 2021. Mr. Lafley has also served on the board of directors of Tulco since September 2017. Mr. Lafley holds a B.A. from Hamilton College and an M.B.A. from Harvard Business School. We believe that Mr. Lafley is qualified to serve as a member of our Board due to his extensive leadership experience.
Jeffrey Wilke
Mr. Wilke has served as a member of our Board of Directors since April 2022. Since March 1, 2021, Mr. Wilke has served as Chairman of the board of directors of Re:Build Manufacturing, a privately-held industrial manufacturing group that provides manufacturing solutions. Before that, from 1999 through 2021, Mr. Wilke served in various senior executive roles at Amazon.com, Inc., including CEO of Worldwide Consumer, from April 2016 to March 2021, Senior Vice President, Consumer Business, from

February 2012 until April 2016, and as Senior Vice President, North America Retail, from January 2007 until February 2012. Prior to Amazon.com, Mr. Wilke held executive positions at AlliedSignal (now Honeywell International Inc), an aerospace firm. He began his career writing code and managing software development projects at Andersen Consulting (now Accenture plc), a consulting firm. Mr. Wilke holds a B.S.E. in Chemical Engineering from Princeton University and an M.S. in Chemical Engineering and M.B.A. from Massachusetts Institute of Technology. We believe Mr. Wilke is qualified to serve as a member of our Board based on his broad leadership experience in the direct to consumer, supply chain, logistics and technology industries.
J. Martin Willhite
Mr. Willhite has served as a member of our Board since February 2019. Since June 2017, Mr. Willhite has served as Vice Chairman at Tulco. Before that, from October 2011 to June 2017, Mr. Willhite served as General Counsel at Legendary Entertainment, a film and television production company, where he also served as Chief Operating Officer from April 2013 to June 2017. Before that, Mr. Willhite was a Partner at Munger, Tolles & Olson LLP, a law firm. Mr. Willhite holds a B.A. in Philosophy from Brigham Young University and a J.D. from Loyola Law School. We believe that Mr. Willhite is qualified to serve as a member of our Board based on his broad leadership, operational, legal and transactional experience.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of FIGS, Inc., a Delaware corporation (the “Company”) for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Michael Soenen (Chair)

Kenneth Lin

Jeffrey Wilke

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2022	2021
Audit Fees(1)	$2,642,900	$2,459,027
Audit Related Fees	—	—
Tax Fees	50,000	83,193
All Other Fees	—	—
Total Fees	$2,692,900	$2,542,220

(1)In 2021, Tulco, LLC reimbursed us for an aggregate amount of $1.1 million for certain of the Audit Fees incurred in connection with our May 2021 IPO and September 2021 follow-on offering. For more information, see “Certain Relationships and Related Person Transactions—Follow-On Offering Reimbursement” below.

Audit Fees

Audit fees for the fiscal years ended December 31, 2022 and 2021 include fees billed for professional services rendered in connection with the audit of our consolidated financial statements and reviews of our unaudited quarterly consolidated financial statements, and for 2022 the audit of the effectiveness of our internal control over financial reporting. This category also includes fees for services incurred in connection with our IPO and follow-on offering in 2021.

Audit Related Fees

There were no audit related fees for the fiscal years ended December 31, 2022 and 2021.

Tax Fees

Tax fees for the fiscal years ended December 31, 2022 and 2021 include fees billed primarily for tax advisory and tax compliance services.

All Other Fees

There were no other fees for the fiscal years ended December 31, 2022 and 2021.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay Vote,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for additional details on the Company’s executive compensation for the fiscal year ended December 31, 2022.

As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of FIGS, Inc. approve, on an advisory (non-binding) basis, the compensation of FIGS, Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion & Analysis,” compensation tables and related narrative disclosure set forth in FIGS, Inc.’s definitive proxy statement for the 2023 Annual Meeting of Stockholders.”
Vote Required

This proposal requires the approval of the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes will have no effect on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as described in the Compensation Discussion & Analysis, the compensation tables and related narrative disclosure set forth in this Proxy Statement.

Proposal 4: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements the Say-on-Pay Vote to approve the compensation of our named executive officers. The first Say-on-Pay Vote will occur at the Annual Meeting. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for the Say-on-Pay Vote at future annual meetings every year, every two years or every three years. Stockholders may also abstain from the vote.

Our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an advisory vote on executive compensation annually is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

This “Say-on-Frequency” vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.
Vote Required

The frequency that receives the affirmative vote of a majority in voting power of the votes cast will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote for “ONE YEAR” for the non-binding vote on the frequency of future Say-on-Pay Votes.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position(s)
Catherine Spear (1)	39	Director, Co-Founder and Chief Executive Officer
Heather Hasson (2)	41	Director, Co-Founder and Executive Chair
Daniella Turenshine (3)	34	Chief Financial Officer

(1)See biography on page 16 of this Proxy Statement.
(2)See biography on page 15 of this Proxy Statement.
(3)Ms. Turenshine has served as our Chief Financial Officer since December 2021, and before that as Senior Vice President of Finance and Strategy from November 2018 to December 2021. From July 2017 to November 2018, Ms. Turenshine served as Vice President of Garnett Station Partners, an investment firm, where she helped to build out Fridababy, a consumer products company. Before that, from July 2013 to June 2015, Ms. Turenshine worked at Avista Capital Partners, a private equity firm, where she focused on transactions in the consumer, healthcare and media sectors. From July 2011 to June 2013, she served as an Analyst at Credit Suisse. Ms. Turenshine holds an A.B. with High Honors in Finance and Economics from Princeton University and an M.B.A. from Harvard Business School.

CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Governance Documents” on the “Investor Relations” section of our website located at www.ir.wearfigs.com, or by writing to our Secretary at our offices at FIGS, Inc., 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404.
Board Composition
Our Board currently consists of eight members: Heather Hasson, Catherine Spear, A.G. Lafley, Jeffrey Wilke, Kenneth Lin, J. Martin Willhite, Michael Soenen and Sheila Antrum. These directors are a diverse group of individuals, with diverse backgrounds, experience, perspectives and skills relevant to our company. As described in greater detail in their biographies above, our directors have backgrounds as retail, operational and financial experts, technologists, investors and advisors. Many of our directors have experience serving with other public companies, and have an understanding of corporate governance practices and trends and different business processes, challenges and strategies. In particular, among their many other skills:
•Catherine Spear brings financial and business experience, after having worked for Blackstone and Citibank and from her unique knowledge of our company and the community we serve due to her role as our co-founder and Chief Executive Officer;
•Heather Hasson brings experience from the apparel industry, as an entrepreneur and from her unique knowledge of our company and the community we serve due to her role as our co-founder and Executive Chair;
•A.G. Lafley brings experience as a seasoned public company leader and as an expert on consumer goods businesses, based on his almost 40 years of prior service at Procter & Gamble, including as its Chief Executive Officer and Chairman of the Board;
•Jeffrey Wilke brings public company experience as one of the world’s foremost operations leaders, with a deep understanding of the direct-to-consumer supply chain, logistics and technology spaces, based on his over 20 years of prior service in various senior executive roles at Amazon.com, Inc., including as CEO of Worldwide Consumer;
•Kenneth Lin brings experience as a successful founder and technology leader with a deep understanding of how to engage with consumers in the digital age, based on his role as founder and Chief Executive Officer of Credit Karma;
•J. Martin Willhite brings leadership, operational, legal and transactional experience, based on his service as a lawyer and a business executive, including at Munger, Tolles & Olson LLP, Legendary Entertainment and Tulco.
•Michael Soenen brings public company leadership, operational and transactional experience, based on his prior service as a member of the Investment Committee and Co-Head of the Operations Group at Valor Equity Partners L.P., and as President, Chief Executive Officer and Chairperson of FTD Group, Inc; and
•Sheila Antrum brings healthcare and operations experience, based on her many decades of service in the healthcare industry, initially as a healthcare professional and then as an executive, including as Chief Operating Officer at UCSF Health;
In addition, the following charts reflect the racial and ethnic diversity, gender diversity and age mix, as of April 25, 2023, of the members of our Board:

Age Distribution
1
2
3
1
1
<40 Years: 13% (1 of 8 Directors)
40 - 49 Years: 25% (2 of 8 Directors)
50-59 Years: 38% (3 of 8 Directors)
60-69 Years: 13% (1 of 8 Directors)
>70 Years: 13% (1 of 8 Directors)

As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. At this stage of the Company’s development, where our focus remains on ensuring growth over the long-term, we believe that having a staggered board is beneficial for the Company and our shareholders, as it promotes consistency and continuity on the Board. It also ensures that a majority of directors—including our co-founders—at any given time will have prior experience with, and in-depth knowledge of, the Company and its policies, strategies and businesses and is positioned to make decisions that are best for the Company and its stockholders.
Subject to the rights of the holders of any series of preferred stock to elect directors and the rights granted pursuant to the Voting Agreement, our directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Voting Agreement
In connection with our IPO, we, our co-founders, Heather Hasson and Catherine Spear, Tulco and certain related persons and trusts entered into a Voting Agreement, under which the investor parties (as defined in the Voting Agreement) have agreed to vote their shares for the election of each of Heather Hasson, Catherine Spear and for so long as Tulco and its permitted transferees (as defined in the Company’s Amended and Restated Certificate of Incorporation) hold, in the aggregate, at least 10% of the total number of outstanding shares of all classes of our Common Stock (calculated on a diluted basis to include any issued and outstanding options, restricted stock units (“RSUs”) or other equity awards, whether vested or unvested) (the “Tulco Director Threshold”), an individual designated by Tulco, to our Board, and to vote against their removal. The Voting Agreement will be in effect until: (1) the time at which neither Ms. Hasson nor Ms. Spear nor any of their permitted transferees hold shares of Class B common stock, (2) with respect to Tulco and its permitted transferees, the time at which Tulco and its permitted transferees cease to satisfy the Tulco Director Threshold or (3) the earlier of (a) the date fixed by our Board that is not less than 60 days or more than 180 days following the death or disability of both Ms. Hasson and Ms. Spear and (b) June 1, 2031, the 10-year anniversary of the date of the closing of the IPO, each of which we refer to as a final conversion event. The conversion of our Class B common stock to Class A common stock is provided for in our Amended and Restated Certificate of Incorporation.
On March 21, 2022, in connection with a distribution by Tulco of all shares of the Company’s Common Stock then held by Tulco to its members on a pro rata basis, and as contemplated by the Voting Agreement, the existing parties to the Voting Agreement entered into an amendment and joinder with Thomas Tull, the founder, Chairman and Chief Executive Officer of Tulco, and his family trust (the “Tull Parties”), under which the Tull Parties were acknowledged as permitted transferees under the Voting Agreement and joined as parties to the Voting Agreement, with the same rights and obligations as the other investor parties thereto.
Pursuant to the Voting Agreement, Catherine Spear, Heather Hasson and J. Martin Willhite have been designated as directors of the Board, serving as Class I, II and III directors, respectively. For more information, see “Proposals to be Voted On—Proposal 1: Election of Directors” above.
Director Independence
Our Board has determined that each of A.G. Lafley, Jeffrey Wilke, Kenneth Lin, Michael Soenen and Sheila Antrum (the “Independent Directors”) qualifies as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that (i) Mr. Lafley is a member of the board of directors and shareholder of Tulco and (ii) Thomas Tull serves on the board of directors of Re:Build Manufacturing, where Mr. Wilke serves as chairman of the board of directors, and determined that all of the Independent Directors, including Messrs. Lafley and Wilke, who have many decades of experience as established, respected and independent business leaders, are independent under NYSE listing requirements. There are no family relationships among any of our directors or executive officers.
Controlled Company Exemption
Heather Hasson, Catherine Spear, and the Tull Parties, by virtue of the Voting Agreement and the obligations and rights thereunder, including provisions relating to the coordination of the voting of shares of our company’s Common Stock held by the parties thereto, are a “group” within the meaning of Section 13(d) of the Exchange Act. Together these parties, through their beneficial ownership of our shares directly or indirectly, in the aggregate, control more than 50% of the voting power for the election of directors, and, as a result, we are considered a “controlled company” for the purposes of the NYSE listing requirements. As such, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a “controlled company,” we have elected not to have our compensation and nominating and corporate governance committees be fully independent. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.
If at any time we cease to be a “controlled company” under the rules of NYSE, our Board intends to take all action necessary to comply with the NYSE corporate governance rules applicable to non-controlled companies in the required timeframe.
Executive Sessions
Our independent directors meet in executive session on a regularly scheduled basis without non-independent directors or management present on a regularly scheduled basis, but no less than twice per year. Each executive session of the independent directors is presided over by Michael Soenen, our Lead Independent Director.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Nomination Agreement. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Prior to the establishment of our Nominating and Corporate Governance Committee in connection with our IPO, Michael Soenen was initially recommended to serve on our Board by our Executive Chair and Chief Executive Officer and, after several interviews with the Board and members of the Company’s executive leadership team, Mr. Soenen was appointed in May 2021. Kenneth Lin was initially recommended to serve on our Board by our Chief Executive Officer.
Pursuant to the Voting Agreement, we have agreed to nominate and recommend the election of Heather Hasson to our Board for a three-year term as a Class II Director at the Annual Meeting.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, FIGS, Inc., 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Investor Outreach
In 2022, our Board and management continued its practice of maintaining active dialogue with our largest stockholders regarding our corporate governance practices. We maintain program of periodic investor outreach to ensure that our Board and management understand and consider the issues that matter most to our stockholders. Senior members of management and members of the Board have directly participated, and we expect that they will participate in the future, in meetings with a broad base of investors regarding both general and FIGS-specific corporate governance topics. In 2022 and 2023, senior members of management held meetings with our institutional investors, during which senior management discussed our corporate governance practices and ESG initiatives, and obtained feedback from our investors. Through this program, we have received and continue to periodically receive helpful input regarding a number of corporate governance-related matters, and we consider such input as we review potential adjustments to our corporate governance practices.
While we expect to maintain our investor outreach program, we do not expect that we will always be able to address all of our stockholders’ feedback. However, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the Company with evolving regulations and best practices, issues raised by our stockholders, and otherwise as circumstances warrant.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make their concerns known directly to the Lead Independent Director, Chairperson of the Board, chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, FIGS, Inc., 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.
Our Secretary is primarily responsible for monitoring these communications and for providing copies or summaries to the directors as the Secretary considers appropriate.
Communications are forwarded to the appropriate director(s) if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Currently, we operate with Ms. Spear serving as a director and our Chief Executive Officer and Ms. Hasson serving as Executive Chair of the Board, having previously served as Co-Chief Executive Officer until her transition to Executive Chair in August 2022. We believe that the separation of the chairperson of the Board and Chief Executive Officer positions is appropriate at this time and suits the talents, expertise and experience that each of Ms. Hasson and Ms. Spear bring to the Company. In addition, we believe that the separation of the positions of chairperson of the Board and Chief Executive Officer creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. Our Board also benefits from the strong leadership of Mr. Soenen, our Lead Independent Director, and participation of our other independent directors, and is comprised of individuals with extensive experience in finance and accounting, the apparel and healthcare industries and public company management. For these reasons and because of the strong leadership of Ms. Hasson as Executive Chair and Mr. Soenen as Lead Independent Director, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Our Corporate Governance Guidelines provide that, if the Chairperson of the Board is a member of management or does not otherwise qualify as independent, the independent members of our Board may elect among themselves a lead independent director. Michael Soenen has served as our Lead Independent Director since August 2021. The Lead Independent Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairperson of the Board.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. Moreover, management discusses existing and emerging strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of existing and emerging risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. The Board and each of its committees may also consult with outside advisors or experts when appropriate depending on the nature of the risk involved or as part of its assessment of future threats or trends.
Our Board administers its oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Board is responsible for monitoring and assessing overall strategic risk exposure. Our Audit Committee is responsible for overseeing our major financial risk and enterprise exposures and the steps our management has taken to mitigate such exposures, including the structure, design, adoption and implementation of our risk management policies and internal control systems. In 2022, the Board approved an investment policy that sets forth guidelines regarding the investment of our excess cash. The Audit Committee supports the Board by receiving updates from management on the Company’s investments and assessing whether they are consistent with the Company’s investment policy. The Audit Committee also approves or disapproves any related person transactions and oversees management of cybersecurity risks. The Audit Committee also undertakes periodic review of cybersecurity risks, with follow-up discussions as needed.
Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and governance matters. The allocation of risk oversight responsibility delegated to each committee by the Board may change, from time to time, based on the evolving needs of the Company. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to our directors, officers and employees, including our principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is posted on the Investor Relations section of our website at ir.wearfigs.com under “Governance Documents” under the section entitled “Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics, as well as NYSE’s requirement to disclose waivers with respect to directors and executive officers, by posting such information on our website at the address and location specified above.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, the policy prohibits pledging the Company’s equity securities as collateral to secure loans.
Attendance by Members of the Board of Directors at Meetings
There were seven meetings of the Board during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which is available on our investor relations website at www.ir.wearfigs.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors attended our 2022 annual meeting of stockholders.

Corporate Responsibility

Our company culture mirrors our mission to celebrate, empower and serve those who serve others. We understand that authentically serving humans starts from within, and we are passionate about supporting our community and enabling our company to reflect the world we want to live in.

Human Capital
As of December 31, 2022, we employed 313 team members in the United States across our Santa Monica, California headquarters, our City of Industry, California fulfillment center location and remote locations. As of December 31, 2022, 93% of our employees were permanent employees. Additionally, we rely on independent contractors and temporary personnel to supplement our workforce from time to time.
As of December 31, 2022, our workforce predominantly remains in a hybrid work environment, and we have provided resources to enable employees to effectively manage remote work, such as web conferencing and project collaboration solutions and equipment and supplies for at-home offices. We have also supported our team with hybrid-focused learning and development training.
Diversity, Equity, Inclusion and Belonging

At FIGS, we are creating the world we want to live in, and we work hard to enable our company to reflect our diverse community of Awesome Humans. We are proud to have consistently employed a highly diverse, inclusive, equitable and empowered team representing a mix of gender, racial and ethnic backgrounds, industries and levels of experience, and believe that those efforts have enabled us to better serve the diverse community of Awesome Humans to whom we are so devoted. As a female-founded and led company, we are also proud that this representation at the top is reflected in the rest of our team.

We also continuously assess our hiring process to identify areas for development and to ensure that we maintain our high standards. As part of those efforts, we utilize dedicated technology from a leading third-party provider to drive inclusive hiring at every level. We are deeply committed to creating a diverse and inclusive team through new methods, reducing unconscious bias across the recruitment life cycle and promoting fair and consistent hiring practices.
Our hiring methods currently include (1) utilizing special tools to review all communications to candidates to facilitate the use of inclusive language and (2) leveraging a bias scanner within our applicant tracking system to hide pictures or mask other elements that could introduce bias into the hiring process. We are also in the process of elevating our talent acquisition curriculum to include broader interview training on diversity and inclusion best practices.
Based on data collected in January 2023, we are proud that:
•approximately 70% of our leadership team identified as female and 30% identified as members of underrepresented racial or ethnic groups; and
•approximately 66% of our total workforce identified as female, 31% identified as male, 1% identified as non-binary, 1% identified as agender and 58% identified as members of underrepresented racial or ethnic groups.
We are also proud that in 2022 approximately:
•60% of our employee applicants identified as members of underrepresented racial or ethnic groups; and
•52% of our newly hired employees identified as members of underrepresented racial or ethnic groups.

Culture, Engagement and Perks
We believe that to be successful, each of our employees must feel empowered to show up as their true authentic selves. As we continue to grow, we are proactive in enabling every single person at FIGS to have a platform to be seen, heard and celebrated. To accomplish this goal, we are intensely focused on our culture, team-building initiatives and well-being. Our employee-led Culture Committee strives to foster an empowering, supportive and healthy experience for all FIGS employees and helps enable all FIGS voices to be represented and heard, by routinely organizing Company-wide events and initiatives focused on diversity and inclusion. Our Culture Committee programming also provides a way for our employees to give back to the community, driving connections and making an impact on a wide variety of organizations in need.
In 2022, we conducted a confidential employee engagement survey to give our employees the opportunity to provide input about their experiences with us. We are proud of our engagement index score of 74%, with 85% participation, which is above average for direct to consumer organizations benchmarked. The 2022 engagement survey revealed that 90% of our team members felt aligned with the FIGS mission and values, taking pride in being a part of FIGS. 93% of our employees reported that they know how their work is contributing to the broader FIGS goals, underscoring their commitment to the Company’s success. Employees also reported feeling connected and supported, with 92% of respondents reporting their manager genuinely cares about their well-being, indicating a positive and supportive team dynamic. We value the input of our team members and utilize the survey results to better understand the needs of our team members, identify opportunities for improvement and to create action plans based on employee feedback.
Community Connections
FIGS is made possible by our healthcare professionals, whom we call Awesome Humans, and we strive to incorporate feedback from them into all aspects of our business. Our FIGS Healthcare Advisory Board, which is comprised of seven accomplished healthcare professionals who provide critical input, expertise and a direct line to our Awesome Humans, enabling FIGS to make an even greater and lasting impact on healthcare and the healthcare community. The members of our Advisory Board represent a diverse set of perspectives from a variety of healthcare professions and will advise us on product development, messaging and community-building, giving and other initiatives to better equip us to transform the healthcare experience.
Our community of Awesome Humans is inherently diverse across size, race, age, body type, profession and gender expression, and we partner with models and ambassadors who reflect this dynamic community. Fit inclusivity is also a core aspect of our philosophy. Following extensive work on our product fit, we are proud that in 2022 we added 3XL to 6XL to our extended size offerings in a selection of core styles, which expanded our product offerings to sizes ranging from XXS-6XL. The model selector feature on our website further allows our healthcare professionals to better visualize how certain products look across different body types and sizes. Moving forward, we intend to use our community connections and data capabilities to continue to drive even greater inclusivity and diversity throughout our business.
Threads for Threads and Advocacy
In line with our purpose-driven mission, giving back is ingrained in everything we do at FIGS and has been from the beginning. When we started FIGS, we created an initiative called Threads for Threads to donate scrubs to healthcare professionals who work in resource-poor countries and lack the proper uniforms to do their jobs safely. To date, through Threads for Threads, we have donated many hundreds of thousands of FIGS scrubs and other products to healthcare professionals in need around the world. We have also given in a variety of other ways, including through medical giving trips, tuition and student loan repayment grants, financial support to charitable organizations, and a wide range of other partnerships and giving initiatives that support our healthcare community and the communities that they serve every day.
During the year ended December 31, 2022, we undertook numerous philanthropic initiatives. We donated $620,000 to 16 different organizations in order to provide funds to those in need. This included:
•A $500,000 multi-year commitment, of which a portion was paid in 2022, to fund the development of an Operating Theater and ICU in Kenya, which broke ground in 2022;
•A $250,000 medical research donation to the Center for Research on Women’s Health and Sex Differences (CREWHS), which is conducting cutting-edge research to advance women’s health;
•$50,000 to three historically Black medical schools;
•$50,000 to Memorial Sloan Kettering Cancer Center to help in the fight against breast cancer;
•$25,000 to Project Hope to provide urgent medicine and medical supplies in Ukraine; and
•$25,000 to four hospitals in Lee County, Florida that were deeply impacted by Hurricane Ian.
We also donated 218,423 units of FIGS to 22 different organizations in order to provide scrubs and other products to those in need. This included:
•Donations of approximately 170,000 FIGS scrubs to Razom to provide urgent medicine and medical supplies in Ukraine; and

•Donations of 10,000 sets of FIGS scrubs for Hurricane Ian relief.
We also have developed an advocacy program designed to address some of the biggest challenges facing healthcare professionals. To that end, we are advocating for an “Awesome Humans Bill” that would support healthcare professionals by providing equitable compensation, access to mental health services, workplace safety, reduced administrative burdens and training. In addition to our many other philanthropic efforts, advocacy at FIGS will continue to be an important way in which we support our community of Awesome Humans.
Sustainability
The healthcare community fundamentally exists to promote and protect humanity, and serving the healthcare community means that we must respect humanity at every stage of our business, from how our supply chain partners operate their factories and treat their employees to the materials that we use in our products.
Supply Chain
We have a diversified and flexible supply chain that leverages third-party suppliers and manufacturers to produce our product components and finished products. We directly and actively coordinate and supervise every step of our product development and production process and carefully evaluate all of our suppliers and manufacturers for alignment with our standards for quality of manufacturing, ethical working conditions and social and environmental sustainability practices.
We contractually commit all of our direct suppliers and manufacturers (“Tier I Suppliers”) to certain ethical requirements to help ensure they share our standards for quality of manufacturing, ethical working conditions and social and environmental sustainability practices. Our Tier I Suppliers are contractually required to adhere to the provisions of our Vendor Manual, through which they commit to providing working conditions that meet or exceed the labor standards established by the United Nations, local labor laws and the standards established by the Fair Labor Association. As part of our quality assurance procedures, FIGS team members visit all Tier I Suppliers on average two times each month, and they visit our Tier I Suppliers’ direct suppliers (“Tier II Suppliers”), to the extent nominated by FIGS, on average one time each month, to review their operations and our quality requirements. Further, pursuant to our Vendor Manual, our Tier I Suppliers are contractually required to hold Tier II Suppliers to substantially the same standards to which we hold our Tier I Suppliers, regardless of whether such Tier II suppliers are subject to our monthly reviews. In line with our values, and in addition to having deep long-standing partnerships with our Tier I Suppliers, we also require all of our Tier I Suppliers to be certified through the Worldwide Responsible Accredited Production (“WRAP”) program, which is an organization focused on promoting safe, lawful, humane and ethical manufacturing. Through their commitment to adhere to our Vendor Manual, all of our Tier I Suppliers are contractually required to commit to upholding these standards. As part of our Tier I Suppliers’ required certification with WRAP, they commit to regular audits by WRAP directly to promote their compliance with WRAP’s 12 Principles, which are: (1) compliance with laws and workplace regulations, (2) prohibition of forced labor, (3) prohibition of child labor, (4) prohibition of harassment and abuse, (5) compensation and benefits, (6) hours of work, (7) prohibition of discrimination, (8) health and safety, (9) freedom of association and collective bargaining, (10) environment, (11) customs compliance and (12) security.
In addition, in order to be WRAP certified, our suppliers are required to show WRAP (which in turn reports to us) that they are adhering to environmentally-conscious business practices, including obligations to: (1) have an established environmental protective plan that addresses where and how solid, chemical, sanitary and wastewater substances are disposed of and conduct an environmental assessment every 6 months, (2) have their general and hazardous waste treated by qualified agencies, (3) store and handle their solid, chemical and sanitary substances by qualified personnel in accordance with specific chemical storage and usage protocol, (4) collect and store empty bottles and barrels in a designated location by relevant personnel qualified to handle chemicals, (5) collect residue cloth and other waste materials and put them in designated sites by qualified sanitary personnel several times a day, (6) discharge wastewater directly to a sewage treatment plant, where it is treated and purified, (7) recycle solid, chemical, sanitary and wastewater substances as required by law, (8) maintain records of air pollution emission events every month, and (9) maintain a monthly record of water and electricity consumption.
WRAP awards Gold certifications to facilities that demonstrate full compliance with WRAP’s 12 principles, and WRAP awards Platinum certifications to facilities that have demonstrated full compliance with WRAP’s 12 principles for three consecutive certification audits. Platinum facilities are required to successfully pass every WRAP audit with no corrective actions or observations and maintain continuous certification without gaps. All FIGS Tier I Suppliers must have a Gold or Platinum certification in order to continue to work with us, and we have a contractual right to terminate, without a cure period, our relationship with any Tier I Supplier who fails to meet our ethical standards.
Sustainable Materials
We are committed to enhancing the sustainability of our products and packing and to making our products with safe, high-quality materials that healthcare professionals deserve. Our Chief Product and Sustainability Officer leads the continued build out of a product portfolio that is both inclusive and innovative, oversees our global supply chain strategy to enable it to have a diversified network of best-in-class manufacturing partners, is charged with digitizing production and operational processes and leads our sustainability efforts. We also participate in environmental, social and product compliance working groups through the American Apparel and Footwear Association.

As part of our commitment to safe and sustainable materials, we have obtained OEKO-TEX® certifications for our FIONx™ fabric and product-level OEKO-TEX® certifications for all products in our core scrubwear collection. STANDARD 100 by OEKO-TEX® certification requires testing of all fabrics and trims so that our products are safe from harmful substances. OEKO-TEX® tests for hundreds of chemicals, including pesticides, carcinogenic colorants, heavy metals and a wide variety of other harmful substances.

We are also proud of the following sustainable features of our products:
•FREEx™: According to our supplier, this fabrication is made of 92% recycled and upcycled polyester fibers, the use of which can reduce CO2 emissions and energy consumption.
•Sweater Knit: Our supplier for our sweater knit products uses solar energy and is the first textile mill in Asia to commit to becoming 100% reliant on renewable energy by 2040. Our supplier has also indicated that these products use Low Impact Dye Technology, which uses 15% less dye stuff, 22% less electricity, 50% less thermal energy and 60% less water.
•On-Shift™ Fleece: According to our supplier, our On-Shift™ Fleece uses 100% recycled polyester.
•Women’s Supersoft Underscrubs: According to our supplier, the modal used in the product is sourced from sustainable forests and production uses self-sufficient bioreﬁneries.
While these certifications and continuing to enhance the sustainability of our products are part of our ongoing commitment to creating products that are made with safe, high-quality materials that healthcare professionals deserve, we are continually evaluating our sustainability practices and are committed to increasing our use of sustainable materials as we continue to innovate. To that end, we are targeting to have at least 75% of our scrub fabric be comprised of recycled and upcycled materials by 2030.
Safety
We are committed to the health and safety of our employees. The core elements of our employee health and safety strategy are risk analysis, incident management and training, including for our team members at our fulfillment center, and we ensure that our third-party logistics provider, which operates our fulfillment center, maintains robust safety practices as well. We also maintain a whistleblower hotline through which employees can report health and safety risks, among other concerns.
During the year ended December 31, 2022, due to the COVID-19 pandemic, we also continued to implement safety protocols to protect our employees when working on-site, including protocols regarding social distancing and face coverings.
We are also committed to the health and safety of all workers in our supply chain. Our Vendor Manual, which all of our Tier I Suppliers are required to adhere to contractually, requires that our suppliers and manufacturers must meet or exceed the labor standards established by the United Nations, local laws and operate and maintain their facilities in compliance with the standards, rules and regulations established by the Fair Labor Association, including the Workplace Code of Conduct. It also requires that they post in a clearly visible, legible and readily understandable manner, a list of worker’s rights, and those rights must be clearly explained to all employees and any other persons providing services in their own respective languages. To promote compliance with these requirements, our Tier I Suppliers must also make their facilities available to FIGS and FIGS’ authorized representatives for inspection during normal business hours upon twenty-four (24) hours’ prior written notice.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Jeffrey Wilke	X
Kenneth Lin	X
J. Martin Willhite		X	Chairperson
Michael Soenen	Chairperson	Chairperson
Sheila Antrum			X

Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include, among other things:
•appointing, compensating, retaining, evaluating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters;
•reviewing and approving or ratifying any related person transactions; and
•preparing the audit committee report required by the SEC rules (which is included on page 19 of this Proxy Statement).
The Audit Committee charter is available on our investor relations website at www.ir.wearfigs.com. The members of the Audit Committee are Messrs. Lin, Soenen and Wilke. Mr. Soenen serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Messrs. Lin, Soenen and Wilke is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board has determined that Mr. Soenen qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies.
The Audit Committee met seven times in 2022.
Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our executive officers and directors. Our Compensation Committee’s responsibilities include, among other things:
•reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone, or if directed by the Board, in connection with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;
•reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;
•reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;
•making recommendations to our Board regarding the compensation of our directors; and

•appointing and overseeing any compensation consultants.
The Compensation Committee generally considers our Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at www.ir.wearfigs.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2022, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”), a compensation consulting firm, to serve as its compensation consultant. For more information about the role of Pay Governance, see “Executive Compensation—Compensation Discussion and Analysis—Role of the Compensation Consultant” below.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. In January 2023, the Compensation Committee renewed for twelve months the limited authority previously granted to Catherine Spear, our Chief Executive Officer, and Daniella Turenshine, our Chief Financial Officer (together, the “Management Designees”), to grant annual and new hire restricted stock unit (“RSU”) and stock option awards under the Company’s Policies and Procedures for the Grant of Equity Based Awards (the “Equity Grant Policy”) to employees who are not executive officers or directors of the Board. Such authority is subject to a cap on both the aggregate number of shares approved for issuance and the dollar amount of any individual award.
Any grants made by the Management Designees pursuant to the Equity Grant Policy must be reported to the Compensation Committee (including the recipients, award levels and grant rationale) at the next regularly scheduled Compensation Committee meeting following the applicable grant date. For more information about the Equity Grant Policy, see “Executive Compensation—Compensation Discussion and Analysis—Equity Grant Policy” below.

The members of our Compensation Committee are Mr. Soenen and Mr. Willhite. Mr. Soenen serves as the Chairperson of the Compensation Committee. Mr. Soenen qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and Each member of the Compensation Committee qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee met eight times in 2022.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors and developing and maintaining our corporate governance policies. Our Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•recommending to the Board the persons to be nominated for election as directors and to each Board committee;
•making recommendations to the Board with respect to management succession planning;
•developing and recommending to the Board Corporate Governance Guidelines, and reviewing and recommending to our Board proposed changes to our Corporate Governance Guidelines from time to time; and
•overseeing an annual evaluation of the Board.
The Nominating and Corporate Governance Committee charter is available on our investor relations website at www.ir. wearfigs.com. The members of our Nominating and Corporate Governance Committee are Ms. Antrum and Mr. Willhite. Mr. Willhite serves as the Chairperson of the Nominating and Corporate Governance Committee. Our Board has affirmatively determined that Ms. Antrum meets the definition of “independent director” under the NYSE rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met twice in 2022.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
General
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2022, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2022 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2022 are:
•Catherine Spear, our Chief Executive Officer;
•Heather Hasson, our Executive Chair and former Co-Chief Executive Officer; and
•Daniella Turenshine, our Chief Financial Officer.

On August 2, 2022, Ms. Spear was appointed by our Board as our sole Chief Executive Officer, effective August 4, 2022 (the “CEO Transition Date”). On August 2, 2022, Ms. Hasson transitioned from Co-Chief Executive Officer and was appointed by the Board as Executive Chair of the Board, as of the CEO Transition Date. Ms. Hasson remains an executive officer and director of the Company.
Executive Summary
Our executive compensation program is designed to compensate, retain and motivate each of our NEOs for each of their unique contributions in leading and driving the success of our company. As a general matter, our executive compensation program consists of annual base salary, target annual cash incentive opportunities and equity-based long-term incentives. Our annual cash incentive is meant to align cash compensation with annual business performance and key business priorities, while our equity-based long-term incentives provide alignment with our stockholders and promote sustainable, long-term stockholder value creation. Moreover, because a significant portion of our executive compensation has been in the form of equity-based long-term incentives, the value of which relies on company performance (which impacts our stock price), we believe our executive compensation program has been reasonable, competitive and has appropriately balanced the goals of attracting, motivating, rewarding and retaining executives while directly aligning their interests with those of our stockholders. As we continued to mature as a public company, we updated certain aspects of our executive compensation program in 2022—most notably, our annual cash incentive program—to further our pay for performance philosophy with respect to our NEOs and employee base at large.
2022 Business Highlights
The relationship between pay and performance is evidenced by our strong growth and financial and operational performance over multiple years, including for the fiscal year ended December 31, 2022, highlights of which were:
•Net revenues of $505.8 million, an increase of 20.6% year over year.
•Gross margin of 70.1%.
•Net income of $21.2 million.
•Net income, as adjusted(1) of $29.2 million.
•Net income margin(2) of 2.4%.
•Adjusted EBITDA(1) of $87.3 million.
•Adjusted EBITDA margin(1)(2) of 17.2%.
•Active customers(3) as of December 31, 2022 of 2.3 million.
•Net revenues per active customer(3) of $221.
•Average order value(3) of $112.
(1) Net income, as adjusted, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. For more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Operating Metrics” in the Appendix.

(2) Net income margin and adjusted EBITDA margin are calculated by dividing net income and adjusted EBITDA, respectively, by net revenues.
(3) Active customers, net revenues per active customer and average order value are key operational and business metrics that are important to understanding our performance. For more information regarding how we calculate these key operational and business metrics, see “Non-GAAP Financial Measures and Key Operating Metrics” in the Appendix.

2022 Compensation Highlights
Consistent with our compensation philosophy, key compensation decisions for 2022 included the following:

•Base Salaries and Target Annual Cash Incentive Opportunities. The 2022 base salaries and target bonuses for our NEOs represented no change from 2021 levels.
•Annual Cash Incentive Design. For 2022, we adopted an annual cash bonus program (the “2022 Bonus Program”) which was more structured and formulaic than in previous years, with payouts based on the achievement of pre-set key financial and strategic measures, rather than based on a discretionary assessment of performance as we had previously done. Our NEOs were eligible to earn bonuses based on the achievement of three weighted target metrics: net revenues (weighted 60%), adjusted EBITDA margin (weighted 25%) and a corporate strategic objectives score (the “Corporate Score”) (weighted 15%), and were eligible to earn up to 200% of their target bonuses to the extent the Company achieved above target performance up to maximum milestones.
•Annual Cash Incentive Payouts. In consultation with one another, our NEOs and the Compensation Committee determined that our NEOs would forgo a payout under our 2022 Bonus Program, notwithstanding that significant progress was made against several important, long-term objectives that were part of the Corporate Score.
•Equity-Based Long Term Incentives. In 2022, other than equity awards in the form of stock options and RSUs granted to Ms. Hasson in connection with her transition to Executive Chair, we determined not to make any equity grants to our NEOs.
•Executive Board Chair Compensation. In connection with her transition from Co-Chief Executive Officer to Executive Chair, the Board approved the following compensation for Ms. Hasson:
▪No base salary, effective as of the CEO Transition Date
▪No annual cash incentive opportunity (though Ms. Hasson was eligible to receive a pro-rated bonus in respect of 2022 for her service as the Co-Chief Executive Officer prior to the CEO Transition Date, which she ultimately did not receive)
▪A one-time award of stock options and RSUs
Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
✓	Emphasize performance-based, at risk compensation.	X	Do not grant uncapped cash incentives or guaranteed equity compensation.
✓	Maintain a peer group to align pay with market competitive practices.	X	Do not provide significant perquisites.
✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not provide tax gross-ups in connection with severance and/or change in control payments.
✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Do not have defined benefit pension plans or supplemental executive retirement plans.
✓	Regular review of share utilization, dilution, and cost.	X	Do not allow hedging or pledging of stock.
✓	Conduct an annual risk assessment to mitigate any compensation program-related risk reasonably likely to have a material adverse effect on the organization.
✓	Engage an independent compensation consultant to advise our Compensation Committee.
Stockholder Advisory Vote on Executive Compensation
We are asking our stockholders to vote at the Annual Meeting on the Say-on-Pay Vote; in addition, we are asking our stockholders to vote on a non-binding, advisory basis regarding the frequency of our Say-on-Pay Vote. For more information, see “Proposals to be Voted On—Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers” and “—Proposal 4: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers” above.

Executive Compensation Objectives and Philosophy
The key objective in our executive compensation program, as well as the compensation program for all of our employees, is to attract, motivate and reward high caliber talent for their unique skills and contributions in leading and driving the success of our company, while cultivating an inclusive and diverse culture and maximizing stockholder value. Our executive compensation program is designed to:
•Attract and retain talented and experienced executives in a competitive and dynamic market;
•Motivate our NEOs to help our company achieve the best possible financial and operational results;
•Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•Align the long-term interests of our NEOs with those of our stockholders.
We strive to set our overall total compensation at a competitive level. Executives are compensated based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as further described under “—Determination of Executive Compensation” below.
We aim to align with best practices, ensure strong corporate governance and avoid excessive risk-taking behaviors.
Determination of Executive Compensation
Role of Compensation Committee
Our Compensation Committee administers the executive compensation program for our NEOs and executive officers of the Company. The Compensation Committee may at times be directed by the Board to consult with a majority of the independent directors of the Board with respect to compensation of our Chief Executive Officer.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. In January 2023, the Compensation Committee renewed for 12 months the limited authority previously granted to Mses. Spear and Turenshine (together, the “Management Designees”) in 2022, to grant annual and new hire RSU and stock option awards under the Equity Grant Policy to employees who are not executive officers or directors of the Board. Such authority is subject to a cap on both the aggregate number of shares approved for issuance and the dollar amount of any individual award. In 2022, Ms. Hasson was also a Management Designee until her transition to Executive Chair. For more information about the Equity Grant Policy, see “—Other Policies and Consideration—Equity Grant Policy” below.
In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on her evaluation of each other executive officer’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge.
Role of Compensation Consultant
In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, in 2022 our Compensation Committee retained Pay Governance as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, and provide guidance in administering our executive compensation program and selecting our compensation peer group composition. The Compensation Committee has evaluated Pay Governance’s independence pursuant to the requirements of NYSE and SEC rules and has determined that Pay Governance does not have any conflicts of interest in advising the Compensation Committee. Pay Governance did not provide any other services to the Company in 2022 for which the amount exceeds $120,000.

In consultation with Pay Governance, in 2022 our Compensation Committee reviewed benchmarking information representative of a group of similarly situated peer companies. Recognizing that FIGS has few direct competitors, we aim to select peers that meet some or all of the following criteria:

•Similar in size, primarily revenue and market capitalization
•Similar in scope and complexity to FIGS
•Operating in e-commerce, and direct to consumer industries
•Recently public, or at similar life cycle stage
The following companies were used to review our executive compensation program designs and pay levels for 2022:
•AllBirds, Inc.
•Beyond Meat, Inc.

•Bumble, Inc.
•Canada Goose Holdings Inc.
•Chewy, Inc.
•Etsy, Inc.
•Freshpet, Inc.
•GoodRx Holdings, Inc.
•Lululemon Athletica Inc.
•Peloton Interactive, Inc.
•Poshmark, Inc.
•Revolve Group, Inc.
•Stitch Fix, Inc.
•The Honest Company, Inc.
•The RealReal, Inc.
•Warby Parker Inc.
•YETI Holdings, Inc.
In making compensation decisions, the Compensation Committee reviews analysis of data derived from (i) members of our peer group and (ii) survey data provided by Radford. For 2022, the Compensation Committee used these analyses to help structure a competitive executive compensation program by considering market data, and making individual compensation decisions based on comparable positions at companies with which we compete for talent. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.
Elements of Compensation
The primary elements of our NEOs’ compensation and the main objectives of each are:
•Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.
•Annual Performance-Based Incentive Compensation. Annual performance bonuses encourage focus on short-term performance objectives and reward executives for their contributions toward achieving those objectives.
•Equity-Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and RSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent. During fiscal 2022, other than an equity award in the form of stock options and RSUs granted to Ms. Hasson in connection with her transition to the Executive Chair position, we did not make equity grants to our NEOs. Going forward, we intend to establish an annual equity grant practice for our executive officers, including our NEOs.
In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees (except for our Executive Chair as of the CEO Transition Date, with respect to our 401(k) plan). We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2022 is described further below.
Base Salary
The base salaries of our employees, including our NEOs, are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our NEOs and evaluates the base salaries of new hires at the time of hire.
In January 2022, our Compensation Committee decided to maintain each NEO’s base salary at its 2021 level. In making this decision, the Compensation Committee reviewed base salary ranges in comparison with general market ranges for each role. Additionally, in connection with Ms. Hasson’s transition to the role of Executive Chair, Ms. Hasson agreed to no longer receive a base salary, effective as of the CEO Transition Date.
Our NEOs’ annual base salaries for 2022, including Ms. Hasson’s annual base salary prior to and following her transition as Executive Chair, were as set forth below. Their actual base salaries earned for 2022 are set forth in the Summary Compensation Table below:

Name	2022 Annualized Base Salary
Catherine Spear	$1,000,000
Heather Hasson (as Co-CEO) Heather Hasson (as Executive Chair)	$1,000,000 $0
Daniella Turenshine	$500,000

Cash Incentive Compensation
In 2022, we further evaluated our compensation program to ensure our program remains intentional and competitive for a publicly-traded company. While our annual cash incentive program was historically based on a discretionary assessment of performance, our 2022 Bonus Program was tied to the achievement of key financial and strategic measures. We made this change to increase competitiveness and reduce potential pay inequity and to enhance the direct alignment between pay and company performance achievement. The 2022 Bonus Program is an important part of our compensation philosophy that emphasizes pay for performance by aligning compensation with financial and operational achievements, incentivizing our NEOs and other bonus-eligible employees to drive operating performance that is aligned with stockholder value creation. The 2022 Bonus Program was based on achievement of the following metrics and weightings:
•60% based on Company achievement of net revenues goals;
•25% based on Company achievement of adjusted EBITDA margin goals; and
•15% based on the Corporate Score, recommended to the Compensation Committee by our Chief Executive Officer.
For purposes of the 2022 Bonus Program, adjusted EBITDA margin is a non-GAAP measure as defined in the section titled “Non-GAAP Financial Measures and Key Operating Metrics” in the Appendix.
In fiscal 2022, our NEOs participated in our 2022 Bonus Program at the following target bonuses:

Named Executive Officer	Target Bonus
Catherine Spear	100% of base salary
Heather Hasson	100% of base salary(1)
Daniella Turenshine	$300,000
(1) Target is based on Ms. Hasson’s pro-rated base salary of $1,000,000 through August 4, 2022, the effective date of her transition to Executive Chair.
The following table sets forth the threshold, target and maximum bonus opportunities with respect to the net revenues, adjusted EBITDA margin and Corporate Score components of the 2022 Bonus Program:

METRIC	WEIGHT	THRESHOLD	TARGET	MAXIMUM
Net Revenues	60%	$531	$590	$708
Adjusted EBITDA Margin	25%	19.1%	21.2%	28.6%
Corporate Score	15%	“Things to Improve”	“On Track”	“Awesome”
Payout as a % of Target		50%	100%	200%

The following table sets forth the 2022 strategic objectives that comprised the Corporate Score, along with actual 2022 business outcomes and achievements for each objective.

2022 STRATEGIC OBJECTIVES	2022 ACTUAL ACHIEVEMENTS
Continue to Increase Customer Loyalty	•Substantially maintained net revenues per active customer year over year (de minimis year over year decline to $221 in FY 2022) •Increased FY 2022 Average Order Value by 6.7% year over year to $112
Grow Brand Awareness & Attract New Customers	•FY 2022 Active Customer growth of 23% year over year
Broaden Our Lifestyle Offerings	•Non-Scrubwear net revenues up 59% year over year to 18% of total net revenues for FY 2022
Pursue International Expansion	•International net revenues up 50% year over year to 9% of total net revenues for FY 2022 •Expanded shipping to 10 additional countries in Q3 2022
Actual net revenues and adjusted EBITDA margin results in 2022 were below the thresholds provided for by the 2022 Bonus Program, resulting in 0% payout on those two components. While significant progress was made against several important, long-term objectives within the Corporate Score, prior to the Compensation Committee’s review of the Company’s actual performance against those objectives, our NEOs and the Compensation Committee determined in consultation with one another that our NEOs would forgo a payout under the 2022 Bonus Program.

Equity-Based Long-Term Incentive Awards
We historically have used stock options as the primary incentive for long-term compensation to our employees (including our NEOs) because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We also historically grant RSU awards to our employees (including our NEOs). Generally, the stock options and RSU awards we grant vest in equal monthly or quarterly installments over four years, either ratably over the four-year period or, for new employees, ratably following a one-year cliff, subject to the employee’s continued service with us as of the vesting date.
We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders. Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.
In 2022, we moved to an annual equity award cadence for eligible non-executive level employees to align with common market practice, reduce the impact of stock price volatility, and ensure employees were sufficiently motivated. Annual grants provide the Chief Executive Officer and the Compensation Committee a chance to review grants annually and ensure grant values are aligned with individual performance and competitive with the external market data. In 2022, other than an equity award in the form of stock options and RSUs granted to Ms. Hasson in connection with her transition to Executive Chair, we did not make equity grants to our NEOs. Going forward, we intend to establish an annual equity grant practice with respect to our executive officers as well, including our NEOs.
In connection with Ms. Hasson’s transition to Executive Chair in August 2022, pursuant to her employment agreement and in conjunction with the elimination of any cash-based compensation elements going forward, Ms. Hasson was granted a one-time equity award (the “Hasson Equity Award”) with a value equal to $24,923,668 as of the grant date (August 9, 2022). Of this amount, $13,603,183 was granted in the form of a nonqualified stock option (the “Hasson Option”) and $11,320,485 was granted in the form of an RSU award (the “Hasson RSU Award”). The Hasson Option vests and becomes exercisable in 29 substantially equal installments on each monthly anniversary of the CEO Transition Date (with the final installment vesting on December 31, 2024), and the Hasson RSU Award vests in 10 substantially equal installments on each quarterly anniversary of the CEO Transition Date (with the final installment vesting on December 31, 2024), in each case, subject to Ms. Hasson’s continued service through the applicable vesting date. The Hasson Option and Hasson RSU Award were intended to deliver compensation to Ms. Hasson for her role as Executive Chair and focus on developing product innovation from August 2022 through December 31, 2024 (the “Service Period”). During the Service Period, Ms. Hasson will no longer receive a base salary or be eligible to receive an annual bonus. In addition to market practices related to pay for Executive Chair, the Compensation Committee considered several factors including Ms. Hasson’s expected future contributions and her past compensation in determining the pay package for the new role.
The Hasson Option comprised approximately 75% of the number of shares of Class A common stock underlying the securities granted to Ms. Hasson as part of the Hasson Equity Award, and bear an exercise price of $11.79 (the “Hasson Option Strike Price”). The Hasson Option results in realizable value for Ms. Hasson only to the extent that the market price of our Class A common stock exceeds the Hasson Option Strike Price. As of the Record Date, the market price of our Class A common stock was substantially below the Hasson Option Strike Price, and accordingly, the Hasson Stock Option was “underwater” and lacked realizable value for Ms. Hasson. For more information regarding outstanding equity awards held by Ms. Hasson and the other NEOs, see “—Executive Compensation Tables—Outstanding Equity Awards at Fiscal Year-End Table” below.

Retirement Savings, Health and Welfare Benefits
We currently maintain a 401(k) retirement savings plan (the “401(k) plan”) for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs, except for our Executive Chair as of the CEO Transition Date, are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made, provided that the participant has completed one year of service with us. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Employee Benefits and Perquisites
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, life insurance, paid time off and paid parental leave.
We also maintain an employee stock purchase plan, which provides eligible employees an opportunity to purchase FIGS stock at a discounted price. In addition, we offer our employees, including our NEOs, several well-being perks, including food delivery stipends, and access to virtual workouts, mental health, behavioral health, therapy and self-care providers.

We believe the employee benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
We only provide limited tax “gross-ups” to our NEOs, including tax gross ups in nominal amounts provided to all employees in connection with employee gifts and stipends and, for Ms. Spear, we provided a tax gross-up in connection with certain legal fees incurred in 2022.
Severance and Change in Control Arrangements
Pursuant to their respective employment agreements, each of our NEOs is entitled to certain payments and benefits in certain termination situations or upon a change in control. We believe that our severance arrangements facilitate an orderly transition in the event of changes in management. For more information about severance payments and benefits, see “—Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations
Equity Grant Policy. In January 2022, our Compensation Committee approved the Equity Grant Policy, which provides the following:
•The grant date of equity awards occurs on or after the date on which the applicable award is approved, which, to the extent reasonably practicable, is the 10ᵗʰ day of each month or the immediately following business day.
•New hire grants made by the Management Designees to employees vest over four years from the employee’s start date. RSUs vest quarterly and options to purchase our Class A common stock vest monthly, subject to a one-year cliff from the employee’s start date.
•Annual grants made by the Management Designees to employees vest over four years from the grant date. RSUs vest quarterly and options to purchase our Class A common stock vest monthly, subject to a one-year cliff from the employee’s start date if the annual grant occurred prior to the one-year anniversary of such employee’s start date.
•Grants made by the Management Designees to consultants vest over two years from the grant date. RSUs vest quarterly, subject to a discretionary cliff that may be applied as determined by the Management Designees. The Management Designees may deviate from the foregoing suggested vesting schedule on a case-by-case basis.
•The number of shares of our Class A common stock subject to options is determined by dividing the dollar-denominated value of the applicable option by the per share Black-Scholes valuation as of the applicable grant date, utilizing the same assumptions that the Company uses in preparation of its financial statements.
•The number of shares of our Class A common stock subject to RSUs is determined by dividing the dollar-denominated value of the applicable RSU award by the average closing price of our Class A common stock over the 20-trading day period ending on (and including) the applicable grant date.
Clawback Policy. We intend to adopt a clawback policy in compliance with new SEC and NYSE rules when required.
Anti-Hedging/Pledging Policy. Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, the policy prohibits pledging the Company’s equity securities as collateral to secure loans.
Section 409A. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
“Golden Parachute” Payments. Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.
Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

Compensation Committee Report

The Compensation Committee of the Board of Directors of FIGS, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Michael Soenen, Chairperson
J. Martin Willhite, Committee Member
The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during the years ended December 31, 2020, 2021 and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Catherine Spear Chief Executive Officer	2022	1,000,000	--	--	--	40,737	(3)	1,040,737
	2021	851,923	1,000,000	3,609,111	7,500,006	70,588		13,031,628
	2020	456,154	1,000,000	--	38,125,365	64,212		39,645,731
Heather Hasson Executive Chair and Former Co-Chief Executive Officer	2022	593,956	--	11,320,485	13,603,183	43	(4)	25,517,667
	2021	851,923	1,000,000	3,609,111	7,500,006	530		12,961,570
	2020	456,154	1,000,000	--	38,125,365	47,329		39,628,848
Daniella Turenshine Chief Financial Officer	2022	500,000	--	--	--	18,138	(5)	518,138
	2021	311,539	375,000	10,252,659	10,527,665	26,039		21,492,902
	2020	--	--	--	--	--		--
__________________

(1) Amount for Ms. Hasson reflects her base salary earned through the CEO Transition Date (August 4, 2022). Effective as of the CEO Transition Date, in connection with her transition to Executive Chair, Ms. Hasson no longer earns a base salary.

(2) Amounts reflect the full grant-date fair value of RSU awards and stock options granted during the applicable fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our NEOs in 2022 in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. For more information about Ms. Hasson’s 2022 stock and option awards, see “Compensation Discussion and Analysis—Elements of Compensation—Equity-Based Long-Term Incentive Awards” above and “—Outstanding Equity Awards at Fiscal Year-End Table” below.

(3) Amount for 2022 includes (i) Company-paid life insurance premiums, (ii) 401(k) match in the amount of $17,146, (iii) certain legal fees incurred by Ms. Spear in connection with her obligations under the Voting Agreement, Section 16 compliance and in administering FIGS equity held in trust, in the amount of $15,236, and the associated tax gross-up and (iv) limited personal use of Company administrative support, designed primarily to minimize the amount of time Ms. Spear devotes to administrative matters other than Company business.

(4) Amount for 2022 represents Company-paid life insurance premiums.

(5) Amount for 2022 includes (i) Company-paid life insurance premiums, (ii) 401(k) match in the amount of $17,550 and (iii) tax gross-up related to an immaterial Company anniversary gift offered to all eligible employees.

Grants of Plan-Based Awards in Fiscal 2022
    The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2022 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards to our NEOs occurring during fiscal 2022.

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Threshold ($)	Target ($)	Maximum ($)
Catherine Spear	N/A	N/A	500,000	1,000,000	2,000,000
Heather Hasson	N/A	N/A	296,978	593,956	1,187,912
	8/9/2022	8/2/2022					2,863,828(3)	11.79	13,603,183
	8/9/2022	8/2/2022				960,177(4)			11,320,485
Daniella Turenshine	N/A	N/A	150,000	300,000	600,000
__________________
(1) Amounts reflect potential payouts under our 2022 Bonus Program, assuming each of the components of the 2022 Bonus Program were met at their respective “Threshold,” “Target” and “Maximum” levels. Ultimately, the NEOs did not receive any payout under the 2022 Bonus Program. For more information about the 2022 Bonus Program, see “—Compensation Discussion and Analysis—Elements of Compensation— Cash Incentive Compensation” above.
(2) Amounts reflect the grant-date fair value in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(3) Represents the grant of an option to purchase 2,863,828 shares of the Company’s Class A common stock. The Hasson Option vests and becomes exercisable in 29 substantially equal installments on each monthly anniversary of August 4, 2022 (with the final installment vesting on December 31, 2024).
(4) Represents the grant of 960,177 RSUs. The Hasson RSU Award vests in 10 substantially equal installments on each quarterly anniversary of August 4, 2022 (with the final installment vesting on December 31, 2024).
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Compensation Arrangements
The following is a summary of the compensatory agreements we have entered into with our NEOs.
Amended and Restated Employment Agreement with Catherine Spear
Pursuant to her amended and restated employment agreement, Ms. Spear is entitled to receive a base salary of $1,000,000. In addition, Ms. Spear is eligible to receive an annual bonus with a target amount equal to 100% of her base salary, which, consistent with the 2022 Bonus Program, may be earned in an amount up to 200% of her base salary if maximum performance goals are achieved, as determined by the Compensation Committee in its sole discretion, and subject to Ms. Spear’s continued employment through the bonus payment date. In addition, Ms. Spear is eligible to participate in the health, welfare, retirement, vacation and other employee benefit plans, practices, policies and programs generally available to other senior executives, and the Company will pay the filing and legal fees associated with any required filings under the Hart-Scott-Rodino Act with respect to the acquisition of our securities.
Pursuant to the terms of Ms. Spear’s amended and restated employment agreement and in connection with our IPO, we approved the grant to Ms. Spear of equity awards with an aggregate value of $10,000,000. Ms. Spear’s amended and restated employment agreement has a five-year term following the completion of our IPO in June 2021.
Ms. Spear is also subject to the terms and conditions of an employee confidential information and invention assignment agreement, a one-year post-termination non-solicitation covenant, and an indefinite mutual non-disparagement covenant.
Ms. Spear’s amended and restated employment agreement provides for severance and change in control payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”
Prior Employment Agreement with Heather Hasson
Prior to her transition to the Executive Chair Position in August 2022, Ms. Hasson was party to an employment agreement with us (the “prior employment agreement”) pursuant to which she served as Co-Chief Executive Officer and was eligible to receive a base salary of $1,000,000. In addition, Ms. Hasson was eligible to receive an annual bonus with a target amount equal to 100% of her base salary which could be earned in an amount up to 200% of her base salary if maximum performance goals are achieved, as determined by the Compensation Committee in its sole discretion, and subject to Ms. Hasson’s continued employment through the bonus payment date. In addition, the prior employment agreement provided that Ms. Hasson was eligible to participate in the health, welfare, retirement, vacation and other employee benefit plans, practices, policies and programs generally available to other senior executives, and that the Company will pay the filing and legal fees associated with any required filings under the Hart-Scott-Rodino Act with respect to the acquisition of our securities.
Current Employment Agreement with Heather Hasson
Effective August 4, 2022 in connection with her transition to Executive Chair, Ms. Hasson entered into a new employment agreement with us.
The term of Ms. Hasson’s amended and restated employment agreement is through December 31, 2024. Ms. Hasson’s amended and restated employment agreement provides that, during the term of the agreement, Ms. Hasson will no longer be eligible to receive any base salary and, commencing with fiscal year 2023, Ms. Hasson is no longer eligible to receive an annual bonus. Ms. Hasson continues to be eligible (i) to receive an annual bonus with respect to fiscal year 2022 (pro-rated to reflect her change in salary), (ii) to participate (at the sole cost of the Company and on a tax-neutral basis to Ms. Hasson) in the health, welfare, retirement, vacation and other employee benefit plans, practices, policies and programs generally available to other senior executives and (iii) for Company payment of the filing and legal fees associated with any required filings under the Hart-Scott-Rodino Act, as amended, with respect to the acquisition of our securities. During the term of Ms. Hasson’s amended and restated employment agreement, all outstanding equity awards held by Ms. Hasson will remain outstanding and continue to vest and become exercisable (if applicable) in accordance with their terms.
In connection with Ms. Hasson’s appointment, pursuant to her amended and restated employment agreement, the Board approved the grant of the Hasson RSU Award and the Hasson Option, each as described in further detail above in the CD&A under the section titled “Elements of Compensation—Equity-Based Long-Term Incentive Awards.”
Ms. Hasson is also subject to the terms and conditions of an employee confidential information and invention assignment agreement, a one-year post-termination non-solicitation covenant, and an indefinite mutual non-disparagement covenant.
Ms. Hasson’s amended and restated employment agreement provides for severance and change in control payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”
Amended and Restated Employment Letter Agreement with Daniella Turenshine
On March 8, 2022, we entered into an amended and restated employment letter agreement with Ms. Turenshine in connection with her appointment as our Chief Financial Officer. Pursuant to the amended and restated employment letter agreement, Ms. Turenshine is eligible to receive a base salary of $500,000 and a target annual bonus opportunity equal to $300,000 for 2022 as determined by the Board, which, consistent with our 2022 Bonus Program, may be earned in an amount up to a maximum of 200% of the target annual bonus, subject to her continued employment through the bonus payment date. In addition, Ms. Turenshine is eligible to participate in our standard benefit programs. Ms. Turenshine’s employment with us is at-will.
Ms. Turenshine’s amended and restated employment letter agreement provides for severance and change in control payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”
Cash Sale Bonus Letters
On February 22, 2018, we entered into cash sale bonus letter agreements with each of Mses. Hasson and Spear. These letter agreements provide for cash change in control payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of shares of Common Stock underlying incentive plan awards for each NEO as of December 31, 2022. Unless otherwise specified, each equity award listed in the following table was granted under the Company’s 2021 Equity Incentive Award Plan (“2021 Plan”) and covers our Class A common stock. Shares underlying equity awards identified by an asterisk in the following table held by Mses. Hasson and Spear are exchangeable for Class B common stock pursuant to the Equity Award Exchange Agreement (as defined below in the section of this Proxy Statement titled “Certain Relationships and Related Person Transactions”). The market value of unvested RSUs in the following table are based on a closing price of our Class A common stock on December 30, 2022, the last trading day of the last completed fiscal year, of $6.73 per share.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Catherine Spear	02/22/2018(1)*†	7,695,000	—	0.86	2/21/2028	—	—
	06/27/2018(2)*†	900,000	—	1.37	6/26/2028	—	—
	06/26/2020(3)*	—	—	—	—	676,304	4,551,526
	09/16/2020(4)*	4,606,224	5,629,836	5.10	9/15/2030	—	—
	05/26/2021(5)	287,809	439,288	22.00	5/25/2031	—	—
	06/01/2021(6)	—	—	—	—	71,023	477,985
Heather Hasson	02/22/2018(1)*†	948,331	—	0.86	02/21/2028	—	—
	06/27/2018(2)*†	900,000	—	1.37	06/26/2028	—	—
	06/26/2020(3)*	—	—	—	—	676,304	4,551,526
	09/16/2020(4)*†	10,236,060	—	5.10	09/15/2030	—	—
	05/26/2021(5)	287,809	439,288	22.00	05/25/2031	—	—
	06/01/2021(6)	—	—	—	—	71,023	477,985
	08/09/2022(7)	395,009	2,468,819	11.79	08/08/2032
	08/09/2022(8)	—	—	—	—	864,160	5,815,797
Daniella Turenshine	12/12/2018(9)†	37,503	—	0.46	12/11/2028	—	—
	10/09/2019(10)	41,256	16,875	0.46	10/08/2029	—	—
	09/16/2020(10)	19,680	18,759	0.81	09/15/2030	—	—
	12/26/2020(10)	61,875	67,500	6.02	12/25/2030	—	—
	05/26/2021(10)	19,086	31,811	22.00	05/25/2031	—	—
	06/01/2021(11)	—	—	—	—	4,972	33,462
	12/24/2021(10)	204,303	612,908	26.36	12/23/2031	—	—
	12/24/2021(12)	—	—	—	—	284,522	1,914,833
__________________
* Following the vesting and settlement of RSU awards or exercise of options, as the case may be, the resulting shares of Class A common stock may be exchanged at a 1:1 ratio for shares of the Company’s Class B common stock at the election of the holder pursuant to the Equity Award Exchange Agreement.
† The option is fully vested.
(1) This option was granted under the Company’s Amended 2016 Equity Incentive Plan (the “2016 Plan”) and vested and became exercisable as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the vesting commencement date. The vesting of the option held by Ms. Hasson was accelerated in connection with our IPO.
(2) This option was granted under the 2016 Plan and vested and became exercisable as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the vesting commencement date. The vesting of the option held by Ms. Hasson was accelerated in connection with our IPO.
(3) This RSU award was granted under the 2016 Plan and vests upon the satisfaction of both a (i) service-based requirement, which is satisfied in substantially equal quarterly installments over the four-year period following December 31, 2019, and (ii) liquidity event requirement, which was satisfied in connection with our IPO. In the event of a change in control (as defined in the 2016 Plan), 100% of the then-unvested shares subject to the RSU award will accelerate and vest immediately prior to the change in control. If the executive’s service terminates due to a termination by us without “cause” or by the executive for “good reason,” or due to death or “disability” (each, as defined in the applicable executive’s amended and restated employment agreement), then 100% of the then-unvested shares subject to the RSU award will accelerate and vest.
(4) This option was granted under the 2016 Plan and vests and becomes exercisable as to 1/60th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the grant date. In the event of a change in control (as defined in the 2016 Plan), 100% of the then-unvested shares subject to the option will accelerate and vest immediately prior to the change in control. If the executive’s service terminates due to a termination by us without “cause” or by the executive for “good reason,” or due to death or “disability” (each, as defined in the applicable executive’s amended and restated employment agreement), then 100% of the then-unvested shares subject to the option will accelerate and vest. The vesting of the option held by Ms. Hasson was accelerated in connection with our IPO.
(5) This option vests and becomes exercisable as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the grant date. If the executive’s service terminates due to a termination by us without “cause” or by the executive for “good reason,” or due to death or “disability” (each, as defined in the applicable executive’s amended and restated employment agreement), then 100% of the then-unvested shares subject to the option will accelerate and vest.
(6) This RSU award vests as to 1/16th of the total number of shares of Class A common stock underlying the RSU award on each quarterly anniversary of the vesting commencement date. If the executive’s service terminates due to a termination by us without “cause” or by the executive for “good reason,” or due to death or “disability” (each, as defined in the applicable executive’s amended and restated employment agreement), then 100% of the then-unvested shares subject to the RSU award will accelerate and vest.

(7) This option vests and becomes exercisable in 29 substantially equal installments on each monthly anniversary of August 4, 2022 (with the last installment vesting on December 31, 2024). If (i) Ms. Hasson’s service is terminated by us without “cause” or by her for “good reason” (each, as defined in her amended and restated employment agreement), and, in each case, such termination occurs during the period beginning three months prior and ending 12 months following a change in control (as defined in the 2021 Plan) or (ii) Ms. Hasson’s service is terminated due to her death or “disability” (as defined in her amended and restated employment agreement), then 100% of the then-unvested shares subject to the option will accelerate and vest. If Ms. Hasson’s service is terminated by us other than for “cause” or by her for “good reason,” in each case, other than within the change in control period described in the preceding sentence, then 50% of the then-unvested shares subject to the option will accelerate and vest.
(8) This RSU award vests in 10 substantially equal installments on each quarterly anniversary of August 4, 2022 (with the last installment vesting on December 31, 2024). If (i) Ms. Hasson’s service is terminated by us without “cause” or by her for “good reason” (each, as defined in her amended and restated employment agreement), and, in each case, such termination occurs during the period beginning three months prior and ending 12 months following a change in control (as defined in the 2021 Plan) or (ii) Ms. Hasson’s service is terminated due to her death or “disability” (as defined in her amended and restated employment agreement), then 100% of the then-unvested shares subject to the RSU award will accelerate and vest. If Ms. Hasson’s service is terminated by us other than for “cause” or by her for “good reason,” in each case, other than within the change in control period described in the preceding sentence, then 50% of the then-unvested shares subject to the RSU award will accelerate and vest.
(9) This option was granted under the 2016 Plan and vested and became exercisable as to 25% of the total number of shares of Class A common stock underlying the option on the first anniversary of the vesting commencement date, and as to 1/48th of the shares underlying the option on each monthly anniversary thereafter.
(10) This option vests and becomes exercisable as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the vesting commencement date. If Ms. Turenshine’s service is terminated by us without “cause” or by her for “good reason” (each, as defined in the applicable Board consent or her employment letter agreement, as the case may be), in either case, within 12 months following a change in control (as defined in the applicable Board consent or her employment letter agreement, as the case may be), then 100% of the then-unvested shares subject to the option will accelerate and vest.
(11) This RSU award vests as to 1/16th of the total number of shares of Class A common stock underlying the RSU award on each quarterly anniversary of the vesting commencement date. If Ms. Turenshine’s service is terminated by us without “cause” or by her for “good reason” (each, as defined in the applicable Board consent), in either case, within 12 months following a change in control (as defined in the applicable Board consent), then 100% of the then-unvested shares subject to the RSU award will accelerate and vest.
(12) This RSU award vests as to 1/16th of the total number of shares of Class A common stock underlying the RSU award on March 1, 2022, and as to 1/16th of the RSU award on each quarterly anniversary thereafter. If Ms. Turenshine’s service is terminated by us without “cause” or by her for “good reason” (each, as defined in her employment letter agreement), in either case, within 12 months following a change in control (as defined in her employment letter agreement), then 100% of the then-unvested shares subject to the RSU award will accelerate and vest.
Option Exercises and Stock Vested in Fiscal 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Catherine Spear	—	—	704,712	7,499,911
Heather Hasson	—	—	800,729	8,153,787
Daniella Turenshine	—	—	96,828	1,030,508
__________________
(1) Represents the gross number of shares acquired upon vesting of restricted stock units, without taking into account any shares withheld to satisfy applicable tax withholding obligations.
(2) Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.
Potential Payments Upon Termination or Change in Control
As referenced above, we are party to employment agreements with each of our NEOs which provide for severance payments and benefits in the event the NEO is terminated without “cause” or resigns for “good reason.” These severance payments are enhanced if the qualifying termination occurs: (i) for Mses. Spear and Hasson, within three months prior to or 12 months following a change in control, or (ii) for Ms. Turenshine, within 12 months following a change in control. Additionally, each of Mses. Spear’s and Hasson’s employment agreements provides for accelerated vesting of certain equity awards if the executive’s employment is terminated due to death or disability, or if a change in control of the Company occurs (regardless of whether the executive experiences a termination).
We are also party to cash sale bonus letter agreements with each of Mses. Spear and Hasson that provide for payment in connection with a qualifying change in control.
The benefits payable to our NEOs pursuant to these arrangements are described in detail below.

Catherine Spear
Pursuant to Ms. Spear’s amended and restated employment agreement, if her employment is terminated by us without “cause” or by Ms. Spear for “good reason” during the period beginning three months prior to and ending 12 months following a “change in control” (each, as defined in her amended and restated employment agreement), Ms. Spear will receive the following severance payments and benefits: (i) continued payments of base salary for 24 months following the date of termination, (ii) 100% accelerated vesting and exercisability of all outstanding equity awards held by her, (iii) a lump-sum amount equal to 200% of the cost of 18 months of COBRA premiums and (iv) a pro-rated target bonus for the year in which the termination occurs and an amount equal to 200% of Ms. Spear’s target bonus for the year in which the termination occurs. If Ms. Spear’s employment is terminated by us without “cause” or by Ms. Spear for “good reason” not within the change in control period described above, Ms. Spear will receive the severance payments and benefits set forth in items (i) through (iii) above. The severance payments and benefits described above are subject to Ms. Spear’s execution of a release of claims against us and continued compliance with the restrictive covenants set forth in her amended and restated employment agreement.
Additionally, if Ms. Spear’s employment is terminated due to death or disability, Ms. Spear will receive 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards held by her.
Further, if a change in control of the Company occurs, Ms. Spear will receive 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards granted prior to our IPO (excluding the awards granted to Ms. Spear in connection with our IPO).
Additionally, as described above, Ms. Spear is party to a cash sale bonus letter agreement. This letter agreement provides that upon the occurrence of a sale of our company in which the implied equity valuation of our company is equal to or greater than $400 million and either (i) the cash consideration actually received by our stockholders is equal to or greater than $400 million or (ii) the cash consideration actually received by our stockholders is equal to or greater than $300 million and the sum of such cash consideration plus any publicly traded equity securities actually received by our stockholders is equal to or greater than $400 million, and, in either case, provided that such sale qualifies as a change in control event under Section 409A of the Code (a “Qualifying Cash Sale”), Ms. Spear will be eligible to earn a transaction bonus equal $3,750,000, paid in a single lump sum within ten days following the Qualifying Cash Sale. Ms. Spear need not be employed or engaged by our company on the date of the Qualifying Cash Sale in order to receive the bonus.
Heather Hasson
Prior to the amendment and restatement of the employment agreement, Ms. Hasson’s prior employment agreement provided her the same severance and change in control protections and benefits as those provided in Ms. Spear’s amended and restated employment agreement. Pursuant to Ms. Hasson’s amended and restated employment agreement, which was in effect on the last day of 2022, if Ms. Hasson’s employment is terminated by us without “cause” or by her for “good reason” during the period beginning three months prior to and ending 12 months following a “change in control” (each as defined in Ms. Hasson’s amended and restated employment agreement), Ms. Hasson will receive the following severance payments and benefits: (i) 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards granted to Ms. Hasson, (ii) a lump-sum amount equal to 200% of the cost of 18 months of COBRA premiums and (iii) if the termination had occurred prior to the payment of Ms. Hasson’s annual bonus for 2022, an amount equal to Ms. Hasson’s target annual bonus for 2022. If Ms. Hasson’s employment is terminated by us without “cause” or by her for “good reason” not within the change in control period described above, she will receive (i) 50% accelerated vesting (and exercisability, if applicable) of each of the Hasson Option and the Hasson RSU Award and 100% accelerated vesting (and exercisability, if applicable) of all other outstanding equity awards and (ii) a lump-sum amount equal to 200% of the cost of 18 months of COBRA premiums. The severance payments and benefits described above are subject to Ms. Hasson’s execution of a release of claims against us and continued compliance with the restrictive covenants set forth in her amended and restated employment agreement.
Additionally, if Ms. Hasson’s employment is terminated due to death or disability, she will receive 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards held by her.
Further, if a change in control of the Company occurs, Ms. Hasson will receive 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards granted to her prior to our IPO (excluding the awards granted to Ms. Hasson in connection with our IPO).
Additionally, as described above, Ms. Hasson is party to a cash sale bonus letter agreement. This letter agreement provides that upon the occurrence of a sale of our company in which the implied equity valuation of our company is equal to or greater than $400 million and either (i) the cash consideration actually received by our stockholders is equal to or greater than $400 million or (ii) the cash consideration actually received by our stockholders is equal to or greater than $300 million and the sum of such cash consideration plus any publicly traded equity securities actually received by our stockholders is equal to or greater than $400 million, and, in either case, provided that such sale is a Qualifying Cash Sale, Ms. Hasson will be eligible to earn a transaction bonus equal to $1,500,000, paid in a single lump sum within ten days following the Qualifying Cash Sale. Ms. Hasson need not be employed or engaged by our company on the date of the Qualifying Cash Sale in order to receive the bonus.

Daniella Turenshine
Pursuant to her amended and restated employment letter agreement, if Ms. Turenshine’s employment is terminated by us without “cause” or by her for “good reason” (and other than due to death or disability) during the 12-month period following a “change in control” (each, as defined in her amended and restated employment letter agreement), Ms. Turenshine will receive the following severance payments and benefits: (i) continued payment of base salary for 12 months following the date of termination, (ii) up to 12 months of company-paid COBRA continuation, (iii) a pro-rated target bonus for the year of termination, paid in a lump-sum and (iv) 100% accelerated vesting (and exercisability, if applicable) of the stock option and RSU award granted to Ms. Turenshine in December 2021 in connection with her appointment as our Chief Financial Officer. If Ms. Turenshine’s employment is terminated by us without “cause” or by her for “good reason” (and other than due to death or disability) not within the change in control period described above, Ms. Turenshine will receive the following severance payments and benefits: (i) continued payments of base salary for 12 months following the date of termination and (ii) up to 12 months of COBRA continuation. The severance payments and benefits described above are subject to Ms. Turenshine’s timely execution and non-revocation of a release of claims in our favor. Ms. Turenshine entered into our standard employee confidential information and invention assignment agreement as a condition of her employment.
Estimated Potential Payments
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during her employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Death / Disability	Termination Without Cause or for Good Reason (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)
Catherine Spear	Cash	--	2,000,000	--	5,000,000
	COBRA Premiums(1)	--	22,196	--	22,196
	Restricted Stock Units Acceleration(2)	5,029,512	5,029,512	4,551,526	5,029,512
	Stock Options Acceleration(2)	9,176,633	9,176,633	9,176,633	9,176,633
	Cash Sale Bonus(3)	--	--	3,750,000	3,750,000
	Total	14,206,145	16,228,341	17,478,159	22,978,341
Heather Hasson	Cash	--	--	--	593,956
	COBRA Premiums(1)	--	22,196	--	22,196
	Restricted Stock Units Acceleration(2)	10,845,308	7,937,410	4,551,526	10,845,308
	Stock Options Acceleration(2)	--	--	--	--
	Cash Sale Bonus(3)	--	--	1,500,000	1,500,000
	Total	10,845,308	7,959,606	6,051,526	12,961,460
Daniella Turenshine	Cash	--	500,000	--	800,000
	COBRA Premiums(1)	--	7,399	--	7,399
	Restricted Stock Units Acceleration(2)	--	--	--	1,948,295
	Stock Options Acceleration(2)	--	--	--	264,785
	Total	--	507,399	--	3,020,479
__________________

(1) Represents the estimated value of COBRA premium reimbursement based upon the monthly cost of such benefits to the Company as of December 31, 2022.

(2) With respect to stock options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $6.73, the closing trading price of our Class A common stock on December 30, 2022, the last trading day of fiscal 2022 and (ii) subtracting the exercise price for the options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $6.73, the closing trading price of our Class A common stock on December 30, 2022.

(3) Pursuant to each of the Cash Sale Bonus Letters dated February 22, 2018, by and between the Company and each of Mses. Hasson and Spear, Mses. Hasson and Spear are entitled to a lump-sum payment equal to $1,500,000 and $3,750,000, respectively, upon a Qualifying Cash Sale, as defined in the Cash Sale Bonus Letters.

Pay Versus Performance Table
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to disclose certain information about the relationship between the “compensation actually paid” to our NEOs and certain measures of company performance. The information that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs and compensation decisions made in 2022 is described in the CD&A. Note that “compensation actually paid” does not necessarily reflect value actually realized by the NEOs.
The following table sets forth information concerning the “compensation actually paid” to our principal executive officers (“PEOs”) and other NEOs for each of the fiscal years ended December 31, 2021 and 2022, and our total shareholder return (“TSR”), net income and net revenues for each such fiscal year:

Year	Summary Compensation Table Total for PEO (Catherine Spear) ($) (in thousands)(1)	Compensation Actually Paid to PEO (Catherine Spear) ($) (in thousands)(1)(2)	Summary Compensation Table Total for PEO (Heather Hasson) ($) (in thousands)(1)	Compensation Actually Paid to PEO (Heather Hasson) ($) (in thousands)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (in thousands)	Average Compensation Actually Paid to Non-PEO NEOs ($) (in thousands)(1)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (in thousands)	Net Revenues ($) (in thousands)
							Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
2022	1,041	(170,952)	25,518	(19,989)	518	(19,685)	22.42	49.85	21,186	505,835
2021	13,032	290,153	12,962	298,744	13,839	19,870	91.81	91.22	(9,556)	419,591
__________________

(1)On August 2, 2022, Ms. Spear was appointed by our Board as our sole Chief Executive Officer and Ms. Hasson was appointed as Executive Chair of the Board, as of the CEO Transition Date.

(2)Amounts represent “compensation actually paid” to our PEO and the average “compensation actually paid” to our remaining NEOs for the relevant fiscal year, each computed in accordance with Item 402(v) of Regulation S-K, which includes the individuals indicated in the table below for the fiscal years listed:

Year	PEOs	Non-PEO NEOs
2022	Catherine Spear and Heather Hasson	Daniella Turenshine
2021	Catherine Spear and Heather Hasson	Daniella Turenshine and Jeffrey D. Lawrence

The dollar amounts in this “compensation actually paid” column do not reflect the amount of compensation actually realized by our NEOs during the applicable year. As shown in the following table, to calculate “compensation actually paid,” Item 402(v) of Regulation S-K requires us to begin with the dollar amounts in the “total” column of the Summary Compensation Table appearing earlier in this Proxy Statement, and make adjustments for a variety of factors, including the impact of changes in the fair value of our NEOs’ previously granted equity awards, as follows:

	2021			2022
Adjustments	Catherine Spear ($) (in thousands)	Heather Hasson ($) (in thousands)	Average Non-PEO NEOs ($) (in thousands)	Catherine Spear ($) (in thousands)	Heather Hasson ($) (in thousands)	Average Non-PEO NEOs ($) (in thousands)
Summary Compensation Table Total	13,032	12,962	13,839	1,041	25,518	518
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(11,109)	(11,109)	(10,390)	—	(24,924)	—
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	11,111	11,111	10,687	—	11,748	—
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	2,650	2,650	87	—	2,196	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	180,292	29,027	1,918	(128,591)	(20,902)	(15,346)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	94,177	254,103	894	(43,402)	(13,625)	(4,857)
Increase based on Incremental Fair Value of Options Modified during Applicable FY	—	—	2,835	—	—	—
Compensation Actually Paid amounts (as calculated)	290,153	298,744	19,870	(170,952)	(19,989)	(19,685)
(3)The Company’s TSR and Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 beginning with our initial public offering in May 2021. The Peer Group reflected in the Peer Group TSR is the S&P 500 Apparel, Accessories, & Luxury Goods Index, as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 pursuant to Item 201(e) of Regulation S-K.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures
The graphs below describe, in a manner compliant with the relevant rules, the relationship between “compensation actually paid” to our PEOs and the average of the “compensation actually paid” to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income and (iv) our net revenues, in each case, for the fiscal years ended December 31, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid versus Net Income
Compensation Actually Paid
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$-
$(100,000,000)
$(200,000,000)
Net Income
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
$(10,000,000)
$(15,000,000)
FY 2021
FY 2022
Catherine Spear Compensation Actually Paid
Heather Hasson Compensation Actually Paid
Non-PEO Average Compensation Actually Paid
Net Income

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link “compensation actually paid” to our NEOs for the fiscal year ended December 31, 2022:
•net revenues; and
•adjusted EBITDA margin.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Catherine Spear, our Chief Executive Officer (“CEO”). For 2022, our last completed fiscal year:
•The median of the annual total compensation of all employees of our company (other than our CEO), was $100,497; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table presented above in this Proxy Statement was $1,040,737.
Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 10.36 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
In determining the pay ratio calculation, we used the methodology, assumptions and estimates set forth below in determining the median employee:
    1.    We selected December 31, 2022, which is within the last three months of 2022, as the date upon which we would identify the median employee.
2.    We determined that, as of December 31, 2022, our employee population consisted of approximately 313 employees working at the Company and its subsidiaries.
    3.    For purposes of measuring the compensation of our employee population, we selected total cash compensation. Total cash compensation includes base salary, hourly pay, overtime, bonuses and commissions, as reported on our payroll records. We measured total cash compensation of the employees included in the calculation over the twelve-month period ended December 31, 2022.
    4.    We gathered our total cash compensation information for the twelve-month period ended December 31, 2022 from payroll records of each of our business units and applied this compensation measure consistently to all of our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee.
    5.    Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $100,497. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included above in this Proxy Statement for Catherine Spear, our CEO as of December 31, 2022.
We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
COMPENSATION RISK ASSESSMENT
We have assessed our compensation programs for all employees and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.
The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

DIRECTOR COMPENSATION

2022 Director Compensation
The following table sets forth the compensation awarded to, earned by or paid to our non-employee directors who served on our Board during the year ended December 31, 2022, pursuant to our non-employee director compensation program as further described below. Our co-founders Heather Hasson and Catherine Spear, who serve as our Executive Chair and Chief Executive Officer, respectively, are also members of our Board but did not receive any additional compensation for service as a director. For more information regarding the compensation paid to Mses. Hasson and Spear in 2022, see “Executive Compensation—Executive Compensation Tables—Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
A.G. Lafley(2)	37,500	175,080	212,580
Jeffrey Wilke(2)	45,000	175,080	220,080
Kenneth Lin(2)	45,000	175,080	220,080
J. Martin Willhite	67,500	150,003	217,503
Michael Soenen	85,000	150,003	235,003
Sheila Antrum	57,500	150,003	207,503
__________________
(1)Amounts reflect the full grant date fair value of RSU awards granted during 2022 computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the RSU awards granted to our non-employee directors in Note 13 to the financial statements for the fiscal year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on February 28, 2022. As of December 31, 2022, each director listed in this table held 17,606 RSUs.
(2)The service of each of Messrs. Lafley, Wilke and Lin on our Board began in April 2022.
We reimburse any non-employee director for his or her reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
Director Compensation Program
In connection with our IPO, our Board adopted and our stockholders approved a non-employee director compensation program (the “Director Compensation Program”). The Director Compensation Program provides for annual retainer fees and long-term equity awards for certain of our non-employee directors (each, an “Eligible Director”). The material terms of the Director Compensation Program are summarized below.
The Director Compensation Program consists of the following components:
Cash Compensation
•Annual Retainer: $50,000
•Annual Committee Chair Retainer:
◦Audit: $20,000
◦Compensation: $15,000
◦Nominating and Corporate Governance: $10,000
•Annual Committee Member (Non-Chair) Retainer:
◦Audit: $10,000
◦Compensation: $7,500
◦Nominating and Corporate Governance: $5,000
Annual cash retainers are paid in quarterly installments in arrears and are pro-rated for any partial calendar quarter of service.
Equity Compensation
•Initial Grant: Each Eligible Director who is initially elected or appointed to serve on the Board automatically will be granted, on the date on which such Eligible Director is appointed or elected to serve on the Board, an RSU award with a value of approximately $150,000, multiplied by a fraction (i) the numerator of which is the difference between 365 and the number of days from the date of the immediately preceding annual meeting of the Company’s stockholders through the election or appointment date and (ii) the denominator of which is 365. These initial grants will vest in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next annual meeting of the Company’s stockholders following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
•Annual Grant: An Eligible Director who is serving on our Board as of the date of the annual meeting of the Company’s stockholders each calendar year will be granted, on such annual meeting date, an RSU award with a value of approximately $150,000. Each annual grant will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
In addition, each Initial Grant and Annual Grant will vest in full upon a change in control of the Company (as defined in the 2021 Plan) if the Eligible Director will not become a member of the Board of the Company or the ultimate parent of the Company as of immediately following such change in control.
Compensation under our Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2022, about our compensation plans under which shares of our common stock may be issued.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(1)					10,292,994	(2)
Restricted Stock Units	3,548,431	(3)	—		—
Options to Purchase Class A Common Stock	42,397,911	(4)	$6.11	(5)	—
Equity compensation plans not approved by security holders	—		—		—
Total	45,946,342		$6.11		10,292,994
__________________
(1)Consists of the 2016 Plan, 2021 Plan and 2021 Employee Stock Purchase Plan (the “ESPP”).
(2)The number of shares authorized under our 2021 Plan increases on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (A) a number of Shares (as defined in the 2021 Plan) such that the aggregate number of Shares available for grant under the 2021 Plan immediately following such increase shall equal 5% of the aggregate number of shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding calendar year, and (B) such lesser number of Shares as determined by our Board. The number of shares authorized under our ESPP increases on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (A) 1% of the shares of Class A common stock and Class B common stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of Shares (as defined in the ESPP) as determined by our Board. The maximum number of shares of Class A common stock subject to issuance pursuant to our ESPP offering period outstanding as of December 31, 2022 is 310,000.
(3)Consists of 1,352,608 and 2,195,823 shares of Class A common stock subject to outstanding RSUs under the 2016 Plan and 2021 Plan, respectively. Following the effectiveness of the 2021 Plan, no further grants were permitted to be made under the 2016 Plan, though existing awards remain outstanding.
(4)Consists of 34,272,427 and 8,125,484 outstanding options to purchase Class A common stock under the 2016 Plan and 2021 Plan, respectively. Following the effectiveness of the 2021 Plan, no further grants were permitted to be made under the 2016 Plan, though existing awards remain outstanding.
(5)As of December 31, 2022, the weighted-average exercise price of outstanding options was $6.11.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our Class A common stock and Class B common stock by (i) stockholders known to us to beneficially own more than 5% of the outstanding shares of our Class A common stock or our Class B common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group, in each case as of April 12, 2023, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 159,609,200 shares of our Class A common stock and 7,482,014 shares of our Class B common stock outstanding as of April 12, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, RSUs or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 12, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Each outstanding share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock. In addition, each share of our Class B common stock will convert automatically into one share of our Class A common stock upon the earlier of (1) the date fixed by our Board that is not less than 60 days or more than 180 days following the death or disability of both Ms. Hasson and Ms. Spear and (2) June 1, 2031, the 10-year anniversary of the date of the closing of the IPO, each of which we refer to as a final conversion event.
Unless otherwise indicated, the address of each beneficial owner listed below is 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock(1)		Shares of Class B Common Stock(2)		Common Stock Beneficially Owned(3)	Combined Voting Power(4)
Name of beneficial owner	Number	Percentage	Number	Percentage	Percentage	Percentage
5% Stockholders (excl. Named Executive Officers and Directors)
Thomas Tull(5)	27,788,370	17.4%	—	—	16.6%	9.0%
Baron Capital Group, Inc.(6)	16,243,988	10.2%	—	—	9.7%	5.3%
The Vanguard Group(7)	12,145,636	7.6%	—	—	7.3%	3.9%
BlackRock, Inc.(8)	10,395,532	6.5%	—	—	6.2%	3.4%
FMR LLC(9)	9,292,222	5.8%	—	—	5.6%	3.0%
Citadel Advisors LLC (10)	9,217,648	5.8%	—	—	5.5%	3.0%

Named Executive Officers and Directors
Catherine Spear(11)	15,426,679	8.9%	4,961,933	66.3%	11.2%	35.4%
Heather Hasson(12)	13,914,472	8.0%	2,520,081	33.7%	9.1%	19.9%
Daniella Turenshine(13)	718,105	*	—	—	*	*
A.G. Lafley(14)	910,048	*	—	—	*	*
Jeffrey Wilke(15)	136,339	*	—	—	*	*
Kenneth Lin(16)	70,467	*	—	—	*	*
J. Martin Willhite(17)	3,171,857	2.0%	—	—	1.9%	1.0%
Michael Soenen(18)	34,425	*	—	—	*	*
Sheila Antrum(19)	24,425	*	—	—	*	*
All current executive officers and directors as a group (nine individuals)(20)	34,406,676	18.2%	7,482,014	100%	21.4%	54.4%
__________________

* Represents less than one percent.

(1)The number and percentage of shares of Class A common stock beneficially owned by an individual or entity (i) includes shares of Class A common stock subject to options, RSUs or other rights held by such person that are currently exercisable or will become vested and/or exercisable within 60 days of April 12, 2023, which are considered outstanding Class A common stock, provided that these shares are not considered outstanding for purposes of computing the percentage ownership of any other person and (ii) excludes shares of Class B common stock that are convertible into shares of Class A common at any time at the option of the holder.
(2)The number and percentage of shares of Class B common stock beneficially owned by an individual or entity excludes shares of Class A common stock underlying options and RSUs subject to the Equity Award Exchange Agreement, as defined in the section of this Proxy Statement titled “Certain Relationships and Related Person Transactions,” and exchangeable for shares of Class B common stock within 60 days of April 12, 2023.
(3)The percentage of common stock beneficially owned by an individual or entity includes shares of Class A common stock and Class B common stock subject to options, RSUs or other rights held by such person that are currently exercisable or will become vested and/or exercisable within 60 days of April 12, 2023, which are considered outstanding common stock, provided that these shares are not considered outstanding for purposes of computing the percentage ownership of any other person, and provided further that shares of Class B common stock beneficially owned by an individual or entity excludes shares of Class A common stock underlying options and RSUs subject to the Equity Award Exchange Agreement and exchangeable for shares of Class B common stock within 60 days of April 12, 2023.
(4)Percentage of “Combined Voting Power” represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single class, as of April 12, 2023. Holders of our Class B common stock are entitled to 20 votes per share, and holders of our Class A common stock are entitled to one vote per share.
(5)Based solely on a Schedule 13D/A filed with the SEC on October 7, 2022. Consists of (a) 2,101,277 shares of Class A common stock held directly by Thomas Tull, (b) 25,670,175 shares of Class A common stock held by the Tull Family Trust and (c) 16,918 shares of Class A common stock held by First Light Investors, LLC (“First Light”). Mr. Tull is the trustee of the Tull Family Trust and First Light is controlled by Mr. Tull’s spouse. All of the shares identified in this footnote, except those held by First Light, are subject to the Voting Agreement. The address of Mr. Tull is 627 N. Wacker Drive #523, Chicago, IL 60606.
(6)Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023. With respect to these shares of Class A common stock, (a) each of Baron Capital Group, Inc. (“BCG”) and Ronald Baron has shared voting power over 15,918,988 shares and shared dispositive power over 16,243,988 shares, (b) BAMCO, Inc. (“BAMCO”) has shared voting power over 13,717,087 shares and shared dispositive power over 14,042,087 shares and (c) Baron Capital Management, Inc. (“BCM”) has shared voting and dispositive power over 2,201,901 shares. Ronald Baron, the chairman and chief executive officer of each of BCG, BAMCO and BCM, owns a controlling interest in BCG. BAMCO and BCM are subsidiaries of BCG. The address of BCG, BAMCO, BCM and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, New York 10153.
(7)Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023. With respect to these shares of Class A common stock, The Vanguard Group has shared voting power over 185,595 shares, sole dispositive power over 11,858,458 shares and shared dispositive power over 287,178 shares. The address of the Vanguard Group is 100 Vanguard Blvd. Malvern, Pennsylvania 19355.
(8)Based solely on a Schedule 13G filed with the SEC on February 7, 2023. With respect to these shares of Class A common stock, BlackRock, Inc. (“BlackRock”) has sole voting power over 10,273,091 shares and sole dispositive power over 10,395,532 shares. The shares of Class A common stock are held by various BlackRock subsidiaries. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.
(9)Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023. With respect to these shares of Class A common stock, (a) FMR LLC has sole voting power over 9,289,485 shares and sole dispositive power over 9,292,222 shares and (b) Abigail P. Johnson has sole dispositive power over 9,292,222 shares. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC. The address of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(10)Based solely on a Schedule 13G filed with the SEC on February 6, 2023. With respect to these shares of Class A common stock, (a) each of Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”) has shared voting and dispositive power over 9,008,680 shares, (b) each of Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”) and Citadel Securities GP LLC (“CSGP”) has shared voting and dispositive power over 208,968 shares and (c) Kenneth Griffin has shared voting and dispositive power over 9,217,648 shares. The shares of Class A common stock are held by Citadel Equity Fund Ltd. (“CEFL”), Citadel Multi-Strategy Equities Master Fund Ltd. (“CM”) and Citadel Securities. Citadel Advisors is the portfolio manager for CEFL and CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities. CSGP is the general partner of CALC4. Mr. Griffin is the president and chief executive officer of CGP and owns a controlling interest in CGP and CSGP. The address of the entities reported in this footnote and Mr. Griffin is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.
(11)Consists of (a) 35,510 shares of Class A common stock, (b) 845,380 shares of Class B common stock, (c) 797,073 shares of Class A common stock held by the Catherine Spear Revocable Trust, (d) 2,150,521 shares of Class B common stock held by the Catherine Spear Revocable Trust, (e) 983,016 shares of Class B common stock held by the Wingaersheek Irrevocable Trust I, (f) 983,016 shares of Class B common stock held by the Wingaersheek Irrevocable Trust II, (g) 14,417,777 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days of April 12, 2023 and (h) 176,178 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023. Also consists of 141 shares of Class A common stock held of record by Hollywood Capital Partners LLC, over which Ms. Spear maintains shared voting and investment power. Ms. Spear and Ms. Hasson, the Company’s Executive Chair, are the sole members of Hollywood Capital Partners, LLC. Assuming the exchange of all of the shares of Class A common stock underlying Ms. Spear’s (i) options subject to the Exchange Right (as defined in the section of this Proxy Statement titled “Certain Relationships and Related Person Transactions”) and vested and exercisable within 60 days of April 12, 2023 and (ii) RSUs subject to the Exchange Right and vesting within 60 days of April 12, 2023, in each case for shares of Class B common stock pursuant to the Equity Award Exchange Agreement, Ms. Spear would have total voting power after this offering of 64.8%. All of the shares identified in this footnote are subject to the Voting Agreement.
(12)Consists of (a) 198,332 shares of Class A common stock, (b) 778,447 shares of Class B common stock, (c) 8,338 shares of Class A common stock held by the Heather Hasson revocable trust, (d) 799,181 shares of Class B common stock held by the Heather Hasson revocable trust, (e) 942,453 shares of Class B common stock held by the Maple Tree Irrevocable Trust, (f) 13,435,465 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days of April 12, 2023 and (g) 272,196 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023. Also consists of 141 shares of Class A common stock held of record by Hollywood Capital Partners LLC, over which Ms. Hasson maintains shared voting and investment power. Ms. Hasson and Catherine Spear, the Company’s Chief Executive Officer, are the sole members of Hollywood Capital Partners, LLC. Assuming the exchange of all of the shares of Class A common stock underlying Ms. Hasson’s (i) options subject to the Exchange Right and vested and exercisable within 60 days of April 12, 2023 and (ii) RSUs subject to the Exchange Right and vesting within 60 days of April 12, 2023, in each case for shares of Class B common stock pursuant to the Equity Award Exchange Agreement, Ms. Hasson would have total voting power of 53.5%. All of the shares identified in this footnote are subject to the Voting Agreement.

(13)Consists of (a) 94,032 shares of Class A common stock, (b) 599,866 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days of April 12, 2023 and (c) 24,207 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023.
(14)Consists of (a) 1,120 shares of Class A common stock, (b) 891,322 shares of Class A common stock held by the AG Lafley Revocable Trust U/A/D 1/10/1990 and (c) 17,606 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023.
(15)Consists of (a) 1,120 shares of Class A common stock, (b) 104,923 shares of Class A common stock jointly held with Mr. Wilke’s spouse, (c) 12,690 shares of Class A common stock held in an individual retirement account and (d) 17,606 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023.
(16)Consists of (a) 52,861 shares of Class A common stock and (b) 17,606 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023.
(17)Consists of (a) 3,154,251 shares of Class A common stock and (b) 17,606 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023.
(18)Consists of (a) 16,819 shares of Class A common stock and (b) 17,606 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023.
(19)Consists of (a) 6,819 shares of Class A common stock and (b) 17,606 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023.
(20)Consists of (a) 5,375,351 shares of Class A common stock beneficially owned by our current executive officers and directors (without double counting the 141 shares of Class A common stock held of record by Hollywood Capital Partners, LLC, identified in footnotes 11 and 12 above), (b) 7,482,014 shares of Class B common stock beneficially owned by Mses. Hasson and Spear, (c) 28,453,108 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days of April 12, 2023 and (d) 578,217 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 12, 2023. Assuming the exchange of the shares of Class A common stock underlying all of Mses. Hasson’s and Spear’s (i) options subject to the Exchange Right and vested and exercisable within 60 days of April 12, 2023 and (ii) RSUs subject to the Exchange Right and vesting within 60 days of April 12, 2023, in each case for shares of Class B common stock pursuant to the Equity Award Exchange Agreement, Mses. Hasson and Spear would have a combined total voting power of 81.1%.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the known relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interests of the Company and its stockholders and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2022, other than equity and other compensation, termination, change in control and other arrangements, which are described above under “Executive Compensation.” All transactions described below that were entered into following the consummation of our IPO were undertaken in compliance with our Related Person Transaction Policy and Procedures described above, including review and approval or ratification by our Audit Committee.
Investment in Access Health
On May 25, 2022, we entered into an investment agreement with Dr. Michelle Maneevese, Access Health Management, Inc., (“Access Health”) and Access VIR PLLC (the “Practice”), by which we purchased 2,000,000 shares of Access Health’s Series A Preferred Stock for aggregate consideration of $500,000 (the “Transaction”). Prior to consummation of the Transaction, our co-founder and Chief Executive Officer, Catherine Spear, acted as guarantor to certain lease obligations (the “Guaranteed Obligations”) of Dr. Maneevese, Access Health and the Practice. Upon consummation of the Transaction, each of Dr. Maneevese, Access Health and the Practice agreed to guarantee Ms. Spear for the Guaranteed Obligations.
Co-Founder Reimbursement

On June 1, 2022, we expensed approximately $631,000 to satisfy the Company’s required payroll tax withholding obligation on behalf of Heather Hasson, our co-founder and Executive Chair, upon the vesting of RSU awards held by her. Ms. Hasson subsequently reimbursed us in full for this amount.

Follow-On Offering Reimbursement

On September 20, 2021, our co-founders, Heather Hasson and Catherine Spear, who currently serve as our Executive Chair and Chief Executive Officer, respectively, and Tulco, our then majority stockholder (collectively, the “Selling Stockholders”), sold shares of the Company’s Class A common stock in a registered public offering (the “Follow-On Offering”).

In 2022, the Selling Stockholders reimbursed us for the professional fees and expenses we incurred in connection with the Follow-On Offering, totaling $0.9 million.
Stockholders’ Agreement

On October 23, 2020, we entered into an amended and restated stockholders’ agreement with certain holders of our Common Stock, including, but not limited to, Ms. Hasson and Ms. Spear, pursuant to which certain of these holders are entitled to certain rights relating to the registration of their shares.

Voting Agreement
We, Ms. Hasson and Ms. Spear, Tulco and certain related persons and trusts entered into a Voting Agreement in connection with our IPO, under which such parties agree, upon the terms set forth in the Voting Agreement, to vote their shares for the election of each of Ms. Hasson, Ms. Spear and, for so long as Tulco and its permitted transferees (as defined in the Company’s Amended and Restated Certificate of Incorporation) hold, in the aggregate, at least 10% of the total number of outstanding shares of all classes of our Common Stock (calculated on a diluted basis to include any issued and outstanding options, RSUs or other equity awards, whether vested or unvested), an individual designated by Tulco to our Board, and to vote against their removal.
On March 21, 2022, in connection with the distribution by Tulco of all shares of our Common Stock then held by Tulco to its members on a pro rata basis, and as contemplated by the Voting Agreement, the existing parties to the Voting Agreement entered into an amendment and joinder with Thomas Tull and his family trust (the “Tull Parties”), under which the Tull Parties were acknowledged as permitted transferees under the Voting Agreement and joined as parties to the Voting Agreement, with the same rights and obligations as the other investor parties thereto.
Exchange Transactions

In connection with our IPO, we entered into an exchange agreement with Ms. Hasson and Ms. Spear, Tulco and certain related trusts pursuant to which an aggregate of 6,776,438 shares of Class A common stock held by Ms. Hasson and Ms. Spear and their respective affiliated trusts and 6,300,000 shares of Class A common stock then held by Tulco were exchanged into an equivalent number of shares of Class B common stock.
In addition, pursuant to an equity award exchange right agreement (the “Equity Award Exchange Agreement”) entered into between us and Ms. Hasson and Ms. Spear in connection with our IPO, each of Ms. Hasson and Ms. Spear have a right to require us to exchange any shares of Class A common stock received upon the exercise of stock options or the vesting and settlement of RSUs, in each case granted under the 2016 Plan and outstanding prior to the date of effectiveness of the registration statement related to our IPO, for an equivalent number of shares of Class B common stock (the “Exchange Right”). Pursuant to the Exchange Right and the Equity Award Exchange Agreement, as of April 12, 2023, Mses. Hasson and Spear have exchanged 2,520,081 and 4,961,933 shares of Class A common stock, respectively, in each case received upon the settlement of RSUs, for an equal number of shares of Class B common stock. As of April 12, 2023, Mses. Hasson and Spear retain the Exchange Right over a remaining (i) 12,084,391 and 18,831,060 shares, respectively, underlying outstanding options and (ii) 507,228 shares, respectively, underlying outstanding RSUs. The Equity Award Exchange Agreement does not cover any equity awards granted to Ms. Hasson or Ms. Spear following the completion of the IPO.

Employment and Compensation Arrangements
We have entered into employment agreements with and have granted equity awards to our executive officers. In addition, we have entered into a cash sale bonus agreement with each of Ms. Spear and Ms. Hasson. For more information about these arrangements, see “Executive Compensation—Executive Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements” above.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as defense, settlement or payment of a judgment under certain circumstances.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404 in writing not later than December 27, 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than February 8, 2024 and no later than March 9, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 7, 2024, then our Secretary must receive such written notice not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for our 2024 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

FIGS’ ANNUAL REPORT ON FORM 10-K
A copy of FIGS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 12, 2023 without charge upon written request addressed to:
FIGS, Inc.
Attention: Secretary
2834 Colorado Avenue, Suite 100
Santa Monica, California 90404
A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at www.ir.wearfigs.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Todd Maron, Chief Legal Officer and Secretary
Santa Monica, California
April 25, 2023

APPENDIX

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this Proxy Statement may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast,” “predict,” “potential,” “strategy,” “strive” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this Proxy Statement include, without limitation, statements regarding our investor outreach program; our Board leadership structure and its risk oversight practices; our corporate responsibility initiatives, including with respect to diversity, equity and inclusion, community connections, advocacy and sustainability; our $500,000 multi-year commitment to fund the development of an Operating Theater and ICU in Kenya; our target to have at least 75% of our scrub fabric be comprised of recycled and upcycled materials by 2030; our compensation programs, including our intention to establish an annual equity grant practice for our executive officers, including our NEOs; our intention to adopt a clawback policy; solicitation of proxies for our 2024 annual meeting; and plans and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended December 31, 2022, as well as our other filings with the SEC. The forward-looking statements in this Proxy Statement are based upon information available to us and speak only as of the date of this Proxy Statement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this Proxy Statement, whether as a result of any new information, future events or otherwise.

Materiality

We may provide information herein that is not necessarily “material” under the federal securities laws for SEC reporting purposes, but that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data) and the interest of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

Non-GAAP Financial Measures and Key Operating Metrics

In addition to the GAAP financial measures set forth herein, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K.

The Company uses” “net income, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “net income, as adjusted, as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and ambassador grants in connection with our IPO, and expense resulting from the retirement of the Company’s previous CFO, and the income tax impact of these adjustments. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.

The following table presents a reconciliation of net income, as adjusted to net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year Ended December 31,
	2022	2021
	(in thousands, except share and per share amounts)
Net income (loss)	$21,186	$(9,556)
Add (deduct):
Transaction costs	145	2,019
Expenses related to non-ordinary course disputes(1)	10,128	8,183
Stock-based compensation expense in connection with the IPO and other(2)	—	56,084
Other(3)	500	—
Income tax impacts of items above	(2,808)	(843)
Net income, as adjusted	$29,151	$55,887
(1) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s litigation against Strategic Partners, Inc., as further described in the section titled “Legal Proceedings” appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023.
(2) Includes certain stock-based compensation expenses including expense related to award modifications, accelerated performance awards and ambassador grants in connection with the IPO, and expense resulting from the retirement of the Company’s previous CFO.
(3) Includes other than temporary impairment of held-to-maturity investments.

The following table presents a reconciliation of adjusted EBITDA to net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income (loss) margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year Ended December 31,
	2022	2021
	(in thousands, except margin)
Net income (loss)	$ 21,186	$ (9,556)
Add (deduct):
Other income (loss), net	(1,061)	1,124
Provision for income taxes	17,541	19,415
Depreciation and amortization expense(1)	1,924	1,424
Stock-based compensation and related expense(2)	37,533	83,516
Transaction costs	—	1,139
Expenses related to non-ordinary course disputes(3)	10,128	8,183
Adjusted EBITDA	$ 87,251	$ 105,245

Net Revenues	$505,835	$419,591
Net income (loss) margin(4)	4.2%	(2.3) %
Adjusted EBITDA margin	17.2%	25.1%
(1) Excludes amortization of debt issuance costs included in “Other income (loss), net.”
(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.
(3) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s litigation against Strategic Partners, Inc., as further described in the section titled “Legal Proceedings” appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023.
(4) Net income (loss) margin represents net income (loss) as a percentage of net revenues.

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The number of active customers is an important indicator of growth as it reflects the reach of Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for our customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes the relatively high average order value demonstrates the premium nature of its product. As the Company expands into and increases its presence in additional product categories and price points as well as expand internationally, average order value may fluctuate.

Active customers as of December 31, 2022 and 2021, respectively, net revenues per active customer as of December 31, 2022 and 2021, respectively, and average order value for the year ended December 31, 2022 and 2021, respectively, are presented in the below tables.

	As of December 31,
	2022	2021
	(in thousands)
Active customers	2,294	1,872

	As of December 31,
	2022	2021
Net revenues per active customer	$221	$224

	Year ended December 31,
	2022	2021
Average order value	$112	$105

FIGS

FIGS, INC.
2834 COLORADO AVENUE
SUITE 100
SANTA MONICA, CA 90404

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FIGS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V10061-P84009

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Heather Hasson
02) Kenneth Lin
03) Michael Soenen

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote ONE YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V10062-P84009

FIGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 7, 2023 4:30 PM Eastern Time

The undersigned stockholder(s) hereby appoint(s) Daniella Turenshine, Todd Maron and Danielle Warner, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and/or Class B common stock, as applicable, of FIGS, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:30 p.m., Eastern Time on Wednesday, June 7, 2023, which will be conducted via live webcast accessible at www.virtualshareholdermeeting.com/FIGS2023, and any continuation, adjournment or postponement thereof (the "Annual Meeting").

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side